MULTICURRENCY CREDIT AGREEMENT

Dated as of April 30, 1996

among


CIRRUS LOGIC, INC.,

CERTAIN OF ITS SUBSIDIARIES,

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,

as Agent

and

Letter of Credit Issuing Bank,

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

THE BANK OF NOVA SCOTIA,

and

THE FIRST NATIONAL BANK OF BOSTON

as Co-Agents,

and


THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



Arranged by


BA SECURITIES, INC.


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TABLE OF CONTENTS


Section          Page

ARTICLE I

DEFINITIONS  1
        1.01  Certain Defined Terms  1
        1.02  Other Interpretive Provisions 32
        1.03  Accounting Principles 33
        1.04  Currency Equivalents Generally 33

ARTICLE II

THE CREDITS 34
        2.01    Amounts and Terms of Commitments 34
        2.02    Loan Accounts 34
        2.03    Procedure for Borrowing 35
        2.04    Conversion and Continuation Elections 36
        2.05    Voluntary Termination or Reduction of Commitments 38
        2.06    Optional Prepayments 38
        2.07    Mandatory Prepayments of Loans; Mandatory Commitment
Reductions 39
        2.08    Repayment 39
        2.09    Interest 39
        2.10    Fees 40
                (a)     Arrangement and Agency Fees 40
                (b)     Commitment Fees 40
                (c)     Upfront Fees 41
        2.11    Computation of Fees and Interest 41
        2.12    Payments by the Borrowers 41
        2.13    Payments by the Banks to the Agent 42
        2.14    Sharing of Payments, Etc. 43
        2.15    Utilization of Revolving Commitments in Offshore
Currencies 43
        2.16    Currency Exchange Fluctuations; Prepayments 45
        2.17    Borrowings by Subsidiaries 46
        2.18    Security 46

ARTICLE III

THE LETTERS OF CREDIT 46
        3.01    The Letter of Credit Subfacility 46
        3.02    Issuance, Amendment and Renewal of Letters of Credit
48
        3.03 Existing BofA Letters of Credit; Risk Participations, Drawings and Reimbursements 50
        3.04    Repayment of Participations 52
        3.05    Role of the Issuing Bank 53
        3.06    Obligations Absolute 53
        3.07    Cash Collateral Pledge 55

        3.08    Letter of Credit Fees 55
        3.09    Uniform Customs and Practice 56

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY 56
        4.01    Taxes 56
        4.02    Illegality 59
        4.03    Increased Costs and Reduction of Return 59
        4.04    Funding Losses 60
        4.05    Inability to Determine Rates 61
        4.06    Reserves on Offshore Rate Loans 61
        4.07    Certificates of Banks 62
        4.08    Survival 62

ARTICLE V

CONDITIONS PRECEDENT 62
        5.01    Conditions of Initial Credit Extensions 62
                (a)     Credit Agreement and Guaranty 62
                (b)     Resolutions; Incumbency 62
                (c)     Organization Documents; Good Standing 63
                (d)     Legal Opinions 63
                (e)     Payment of Fees 63
                (f)     Collateral Documents 63
                (g)     Guaranties 64
                (h)     Termination of Existing Credit Facility 64
                (i)     Borrowing Base Certificate 64
                (j)     Disclosure Letter 64
                (k)     Solvency Certificates 64
                (l)     Responsible Officer's Certificate 64
                (m)     Other Documents 65
        5.02    Conditions to All Credit Extensions 65
                (a)     Notice, Application 65
                (b)     Continuation of Representations and Warranties
65
                (c)     No Existing Default 65

ARTICLE VI

REPRESENTATIONS AND WARRANTIES 66
        6.01    Corporate Existence and Power 66
        6.02    Corporate Authorization; No Contravention 66
        6.03    Governmental Authorization 66
        6.04    Binding Effect 67
        6.05    Litigation 67
        6.06    No Default 67
        6.07    ERISA Compliance 67
        6.08    Use of Proceeds; Margin Regulations 68
        6.09    Title to Properties 68
        6.10    Taxes 68
        6.11    Financial Condition and Operations 69
        6.12    Environmental Matters 69
        6.13    Collateral Documents 69
        6.14    Regulated Entities 70

        6.15    No Burdensome Restrictions 70
        6.16    Copyrights, Patents, Trademarks and Licenses, Etc.
70
        6.17    Subsidiaries 70
        6.18    Insurance 70
        6.19    Swap Obligations 71
        6.20    Full Disclosure 71
        6.21    Projections 71
        6.22    Solvency 71
        6.23    Joint Venture Obligations 71

ARTICLE VII

AFFIRMATIVE COVENANTS 72
        7.01    Financial Statements 72
        7.02    Certificates; Other Information 73
        7.03    Notices 73
        7.04    Preservation of Corporate Existence, Etc. 75
        7.05    Maintenance of Property 76
        7.06    Insurance 76
        7.07    Payment of Obligations 76
        7.08    Compliance with Laws 76
        7.09    Compliance with ERISA 77
        7.10    Inspection of Property and Books and Records 77
        7.11    Use of Proceeds 77
        7.12    Further Assurances 77
        7.13    Depository Bank Acknowledgment 78
        7.14    Account Receivable Debtor Notification 78
        7.15    Requirement to Pledge Additional Collateral 78
        7.16    Payments by Account Debtors 78
        7.17    Final Documentation 79

ARTICLE VIII

NEGATIVE COVENANTS 79
        8.01    Limitation on Liens 79
        8.02    Disposition of Assets 82
        8.03    Consolidations and Mergers 83
        8.04    Loans and Investments 84
        8.05    Limitation on Indebtedness 86
        8.06    Transactions with Affiliates 86
        8.07    Use of Proceeds 87
        8.08    Contingent Obligations 87
        8.09    Restricted Payments 88
        8.10    ERISA 88
        8.11    Change in Business 88
        8.12    Adjusted Quick Ratio 89
        8.13    Tangible Net Worth 89
        8.14    Modified Debt to Tangible Net Worth Ratio 89
        8.15    Minimum Cash Flow 89
        8.16    Accounting Changes 89
        8.17    Joint Ventures 89

ARTICLE IX


EVENTS OF DEFAULT 90
        9.01    Event of Default 90
                (a)     Non-Payment 90
                (b)     Representation or Warranty 90
                (c)     Specific Defaults 90
                (d)     Other Defaults 90
                (e)     Cross-Default 90
                (f)     Insolvency; Voluntary Proceedings 91
                (g)     Involuntary Proceedings 91
                (h)     ERISA 92
                (i)     Monetary Judgments 92
                (j)     Non-Monetary Judgments 92
                (k)     Change of Control 92
                (l)     Collateral 92
                (m)     Joint Ventures 93
                (n)     Adverse Change 93
                (o)     Guarantor Defaults 93
        9.02    Remedies 93
        9.03    Rights Not Exclusive 94

ARTICLE X

THE AGENT 94
        10.01  Appointment and Authorization; "Agent." 94
        10.02  Delegation of Duties 95
        10.03  Liability of Agent 95
        10.04  Reliance by Agent 95
        10.05  Notice of Default 96
        10.06  Credit Decision 96
        10.07  Indemnification of Agent 97
        10.08  Agent in Individual Capacity 97
        10.09  Successor Agent 97
        10.10  Withholding Tax 98
        10.11  Collateral Matters100
        10.12  Co-Agent101

ARTICLE XI

MISCELLANEOUS101
        11.01  Amendments and Waivers101
        11.02  Notices102
        11.03  No Waiver; Cumulative Remedies103
        11.04  Costs and Expenses103
        11.05  Indemnification104
        11.06  Payments Set Aside104
        11.07  Successors and Assigns105
        11.08  Assignments, Participations, Etc.105
        11.09  Confidentiality107
        11.10  Set-off108
        11.11  Automatic Debits of Fees108
        11.12  Notification of Addresses, Lending Offices, Etc.108
        11.13  Counterparts108
        11.14  Severability109
        11.15  No Third Parties Benefited109
        11.16  Governing Law and Jurisdiction109

        11.17  Waiver of Jury Trial109
        11.18  Judgment110
        11.19  Limited Joint and Several Obligations; Obligations Absolute110
        11.20  Entire Agreement114


        SCHEDULES


        Schedule 1.01(g)        Guaranties
        Schedule 1.01(s)        Security Agreements
        Schedule 2.01   Commitments and Pro Rata Shares
        Schedule 3.03   Existing BofA Letters of Credit
        Schedule 11.02  Lending Offices; Addresses for Notices


        EXHIBITS

        Exhibit A               Form of Notice of Borrowing
        Exhibit B               Form of Notice of Conversion/Continuation
        Exhibit C               Form of Compliance Certificate
        Exhibit D-1     Form of Legal Opinion of Wilson, Sonsini,
Goodrich & Rosati
        Exhibit D-2A    Form of Opinion of Appleby, Spurling & Kempe
        Exhibit D-2B    Form of Opinion of Nakajima & Ohno
        Exhibit D-2C    Form of Opinion of Nishimura & Sanada
        Exhibit D-2D    Form of Opinion of Russin & Vecchi
        Exhibit D-2E    Form of Opinion of McClure, Naismith, Anderson &
Gardiner
        Exhibit D-2F    Form of Opinion of Kim & Chang
        Exhibit D-2G    Form of Opinion of Allen & Overy
        Exhibit D-2H    Form of Opinion of Allen & Gledhill
        Exhibit D-2I    Form of Opinion of Adnnan, Sondra & Low
        Exhibit E               Form of Assignment and Acceptance
        Exhibit F               Form of Promissory Note
        Exhibit G               Form of Borrowing Base Certificate
        Exhibit H               Form of Pledge Agreement
        Exhibit I               Form of Certificate for Additional Subsidiary
Borrowers
  Exhibit J             Intentionally Omitted
        Exhibit K               Form of Solvency Certificate
        Exhibit L               Form of Depository Bank Acknowledgment


MULTICURRENCY CREDIT AGREEMENT


        This MULTICURRENCY CREDIT AGREEMENT is entered into as of April 30, 1996, among Cirrus Logic, Inc., a California corporation (the "Company"), Cirrus Logic International, Ltd., a Bermuda company, the other "Subsidiary Borrowers" from time to time party hereto, the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America National Trust and Savings Association, as letter of credit issuing bank and as agent for the Banks and each of The Bank of Nova Scotia, Morgan Guaranty Trust Company of New York and The First National Bank of Boston as Co-Agents.

        WHEREAS, the Banks have agreed to make available to the Borrowers a secured revolving multicurrency credit facility with letter of credit subfacility upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


ARTICLE I

DEFINITIONSARTICLE I

DEFINITIONS

        1.01  Certain Defined Terms1.01  Certain Defined Terms .
The following terms have the following meanings:

                "Account Receivable Debtor" means the Person which is obligated on or under an Account Receivable.

                "Account Receivable" means (a) a present or future right of any Borrower (or, in the case of Eligible Foreign
Accounts Receivable, any Foreign Subsidiary) to payment for goods sold, consigned or leased, or for services rendered, including without limitation, with respect to any Borrower incorporated under the laws of any State in the United
States, an "account" (as such term is used and/or defined in the UCC) and, with respect to any other Borrower, an "account" (or such similar term as is used and/or defined in the applicable Security Agreement of such Borrower) and (b) the proceeds thereof.

                "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another
Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                "Adjusted Quick Ratio" means, in respect of the Company and its Subsidiaries on a consolidated basis, the ratio of
(a) cash plus Cash Equivalents plus the amount of accounts receivable of the Company and its consolidated Subsidiaries net of any allowance for returns and doubtful accounts maintained in accordance with GAAP plus an amount, not to exceed $200,000,000, equal to 100% of the value of Eligible
Purchased Equipment so long as such Eligible Purchased
Equipment is included in the Purchased Equipment Borrowing
Base to (b) without duplication, the sum of (i) Consolidated
Current Liabilities plus (ii) all Loans and all L/C
Obligations with respect to Standby Letters of Credit outstanding under this Agreement; provided that, through and including March 30, 1997, the Company shall be permitted to deduct from the amount referred to in clause (b)(ii) an amount up to $50,000,000 of such Loans to the extent then outstanding.

                "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.
A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under
Section 10.09.

                "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                "Agent's Payment Office" means (i) in respect of payments in Dollars, the address for payments set forth on
Schedule 11.02 or such other address as the Agent may from time to time specify in accordance with Section 10.02, and,
(ii) in the case of payments in any Offshore Currency, such address as the Agent may from time to time specify in accordance with Section 10.02.

                "Aggregate Borrowing Base" means, as of any date of determination, the sum of the Domestic Borrowing Bases and Foreign Borrowing Bases for all of the Borrowers as of such date.

                "Agreed Alternative Currency" has the meaning specified in subsection 2.15(e).

                "Agreement" means this Multicurrency Credit Agreement.

                "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

                "Applicable Margin" means that percentage rate per annum determined in accordance with the following table:

                                                             Applicable Margin


Period
Base Rate
Loans
Offshore
Rate Loans

From the Closing Date through June 30, 1996
0.50%
1.50%

From June 30, 1996 through September 30, 1996
1.00%
2.00%

Thereafter
1.50%
2.50%


                The Applicable Margins noted above shall be reduced by 0.25% upon a permanent reduction of the Commitments in an amount equal to $50,000,000 pursuant to Section 2.05. The
Borrowers shall be eligible for two such reductions in the Applicable Margins noted above, provided, that, in no event shall the Applicable Margins for Offshore Rate Loans and
Base Loans be less than 1.50% and 0.50%, respectively.

                "Arranger" means BA Securities, Inc., a Delaware corporation.

                "Assignee" has the meaning specified in subsection
11.08(a).

                "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

                "AT&T Partnership" means the general partnership formed under the laws of the State of New York (together with such general partnership's successors and assigns) created pursuant to that General Partnership Agreement dated as of October 23, 1995 between ATOR Corp. and Ciror, Inc. and the
Joint Venture Formation Agreement, dated as of October 23,
1995, among the Company, Lucent Technologies, Inc. (as successor in interest to AT&T Corp.), ATOR Corp. and Ciror, Inc.

                "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include
BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

                "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York
City or San Francisco are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars, a day on which dealings are also carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are also open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

                "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.).

                "Base Rate" means, for any day, the higher of:
(a) 0.50% per annum above the latest Federal Funds Rate; and
(b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                        Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that bears interest based on the Base Rate.

                "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type and in the same Applicable
Currency made to the same Borrower on the same day by the Banks under Article II, and, other than in the case of Base
Rate Loans, having the same Interest Period.

                "Borrowing Base Certificate" means a certificate signed by a Responsible Officer, in substantially the form of Exhibit G.

                "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                "Borrowers" means the Company and the Subsidiary
Borrowers. References to "the Borrower" in relation to any particular Loan shall be deemed to refer to the applicable
Borrower with respect to that Loan.

                "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York
City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

                "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other
Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "Capital Raising Event" means (a) an asset sale, sale of common or non-redeemable preferred stock by any Borrower and any Subsidiary, and (b) a sale of redeemable preferred stock, issuance of convertible debentures or the sale of public or private debt securities, by any Borrower and any Subsidiary on terms satisfactory to the Agent and the Required Banks.

                "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C
Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

                "Cash Equivalents" means:

                        (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than three years from the date of acquisition;

                        (b)  certificates of deposit, time deposits,
Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.
having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least
A-1 by Standard & Poor's Corporation and P-1 by Moody's
Investors Service, Inc.;

                        (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's
Investors Service Inc. and in either case having a tenor of not more than 270 days;

                        (d) demand and time deposits with, eurodollar deposits with, certificates of deposit issued by, or obligations or securities fully backed by letters of credit
issued by:

                                (i)  any bank organized under the laws of the
United States, any state thereof, the District of Columbia or Canada having combined capital and surplus aggregating at least $100,000,000, and outstanding unsecured and unsupported debt rated "A" or better at the time of acquisition thereof by Standard and Poor's
Corporation, Moody's Investor Service, Inc., Duff &
Phelps Credit Rating Co. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the OECD;

                                (ii)  any other bank organized under the laws
of a country that is a member of the OECD (or any political subdivision of any such country), Australia, Korea, Japan, Switzerland, Singapore, Taiwan, Malaysia, the Cayman Islands, the British West Indies or the
Bahamas, having combined capital and surplus of not less than $500,000,000 or the equivalent thereof in a currency other than United States dollar and outstanding unsecured and unsupported debt rated "A" or better at the time of acquisition thereof by Standard &
Poor's Corporation, Moody's Investor Services, Inc.,
Duff & Phelps Credit Rating Co. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the OECD; or

                        (e)  any highly liquid mutual fund or highly
liquid pooled investment vehicle which invests solely in other types of Cash Equivalents with average weighted maturities not exceeding thirteen months;

                        (f) pre-refunded municipal securities the escrow to the defeasance date of which shall not have maturities of more than three years from the date of acquisition; or

                        (g) such other investments as are acceptable to the Agent and the Required Banks from time to time.

                "Change of Control" means (a) any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange
Act) or group of persons on or after the Closing Date, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then-outstanding voting securities, or (b) the existing directors for any reason cease to constitute a majority of the Company's board of directors.
"Existing directors" means (x) individuals constituting the Company's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

                "Cirel" means Cirel, Inc., a California corporation.

                "Ciror" means Ciror, Inc., a California corporation.

                "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

                "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                "Collateral" means all property and interests in property and proceeds thereof (including, without limitation, all accounts receivable, inventory, general intangibles, intellectual property, cash and Pledged
Collateral) now owned or hereafter acquired by the Company, any Subsidiary Borrower, or any Guarantor in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.

                "Collateral Documents" means, collectively, (i) the Security Agreements, the Pledge Agreement, the Depository
Bank Acknowledgments, and all other security agreements, patent and trademark assignments, and other similar agreements between the Company, any Subsidiary Borrower, or any Guarantor and the Banks or the Agents for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company, any Subsidiary Borrower, or any Guarantor as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                "Commitment," as to each Bank, has the meaning specified in Section 2.01.

                "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                "Computation Date" has the meaning specified in subsection 2.15(a).

                "Consolidated Current Liabilities" means, as of any date of determination, all amounts which, in accordance with GAAP, are included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries.

                "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person
(the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety
Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap
Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap
Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                "Conversion/Continuation Date" means any date on which, under Section 2.04, the Borrower (a) converts Loans of one
Type to another Type, or (b) continues as Loans of the same
Type, but with a new Interest Period, Loans having Interest
Periods expiring on such date.

                "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing BofA
Letters of Credit).

                "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                "Depository Bank Acknowledgment" means a depository bank acknowledgment in substantially the form of Exhibit L.

                "Disclosure Letter" means that certain letter to the Agent from the Borrowers dated the date hereof relating to the matters described in this Agreement.

                "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore
Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.13(a).

                "Dollars," "dollars" and "$" each mean lawful money of the United States.

                "Domestic Accounts Receivable Borrowing Base" means, as of any date of determination, as to any Domestic Borrower,
(a) for the period from the Closing Date through October 31, 1997, 75% (except for Pacific Communications Sciences, Inc., which shall be 70%), and (b) thereafter, 65% (except for Pacific Communications Sciences, Inc., which shall be 60%), of the then outstanding principal balance (net of all refunds, rebates, allowances, discounts, credits, concessions or other reductions which are taken by or granted to the Account Receivable Debtors thereof) of the then Eligible Domestic Accounts Receivable owned by such Domestic Borrower. Upon the occurrence of any Capital
Raising Events pursuant to which any Borrower or any Subsidiary receives an aggregate of $50,000,000 or more, the percentage of Eligible Domestic Accounts Receivable allowed in the Domestic Accounts Receivable Borrowing Base shall immediately be reduced to 65%.

                "Domestic Borrower" means any Borrower which is incorporated under the laws of any State of the United
States and which is engaged in business primarily in the United States.

                "Domestic Borrowing Base" means, as of any date of determination, for any Domestic Borrower, the sum of (a) the Purchased Equipment Borrowing Base for such Borrower, and
(b) the Domestic Accounts Receivable Borrowing Base for such Borrower. Unless redetermined as provided below, such Domestic Borrowing Base shall be the Domestic Borrowing Base for the purposes of this Agreement until the date of the next determination thereof; provided, that, when the aggregate Commitments have been permanently reduced to $125,000,000, the Purchased Equipment Borrowing Base shall be eliminated from the calculation of the Domestic Borrowing
Base. During the existence of an Event of Default, the Agent and the Required Banks may request the Borrowers to (and, promptly upon such request, the Borrowers shall) redetermine the Domestic Borrowing Base, and may, at any time, request, and the Borrowers agree promptly to provide, such additional information as the Agent reasonably requires to review any such redetermination.

                "Domestic Subsidiaries" means those Subsidiaries of any Borrower which are incorporated under the laws of any State of the United States and which are engaged in business primarily in the United States.

                "EBITD" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the operating income
(or operating loss) (in each case determined by reference to the Company's consolidated income statement prepared in accordance with its customary past practices) for such period plus (b) all amounts treated as expenses for depreciation to the extent included in the determination of such operating income (or loss); provided, however, that operating income (or loss) shall be computed for these purposes by including restructuring and other charges
(provided, that, notwithstanding anything herein to the contrary, beginning with the third fiscal quarter ending in 1997 of the Company not more than 50% of EBITD shall consist of depreciation).

                "Effective Amount" means (a) with respect to any Revolving Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of determining the Effective Amount in respect of any Offshore Currency Loans to be made as part of a Borrowing or of any outstanding Offshore Currency Loans, the amount of any such Offshore Currency Loans shall be the Dollar
Equivalent amount thereof, and for purposes of determining the Effective Amount in respect of any Letters of Credit to be issued in an Offshore Currency or any Offshore Currency
L/C Obligations outstanding, the amount of any such Letters of Credit and other Offshore Currency L/C Obligations shall be the Dollar Equivalent amount thereof, in each case based upon the calculation thereof as of the most recent
Computation Date therefor pursuant to subsection 2.15(a).

                "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                "Eligible Domestic Accounts Receivable" means at any time the aggregate amount of the Borrower's Accounts
Receivable, excluding the following:

                (a) Accounts Receivable for which the Borrower's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction;

                (b) Accounts Receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature (including, without limitation, any of the foregoing which may be asserted by a Subsidiary or Affiliate of a Person for licensing royalties or otherwise), whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or offset;

                (c) Accounts Receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority;

                (d) Accounts Receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Account Receivable Debtor may be conditional or contingent;

                (e) Accounts Receivable which are not owned by the Borrower free and clear of all Liens and rights of others
(other than the Liens in favor of the Agent or the Banks);

                (f) Accounts Receivable in which the Agent shall not have a valid, enforceable and perfected first priority Lien;

                (g) Accounts Receivable owing by any officer, director, employee, agent, partner, Subsidiary or Affiliate of the Borrower;

                (h) Accounts Receivable owing (i) by the United States or any department, agency or instrumentality thereof or
(ii) by a State or any department, agency, instrumentality or political subdivision thereof, unless in the case of Accounts Receivable described in sub-clause (i), the Agent and the Required Banks have agreed to the contrary in writing and the Borrower has complied with the Federal
Assignment of Claims Act with respect to such Accounts
Receivable;

                (i) Accounts Receivable not paid in full within 90 days from the original date of invoice;

                (j) that portion of Accounts Receivable owing by any single Account Receivable Debtor and its Affiliates which exceeds 5% of the aggregate amount of Accounts Receivable owing to the Borrower by all Account Receivable Debtors, except for Accounts Receivables owing by such Account
Receivable Debtors (and their Affiliates) noted on
Schedule 1.01(e)(i) to the Disclosure Letter which shall be subject to the limits noted thereon;

                (k)     Accounts Receivable owing by any Account
Receivable Debtor who is the subject of an Insolvency
Proceeding;

                (l) Accounts Receivable which are evidenced by a promissory note or other instrument;

                (m) Accounts Receivable with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

                (n) Accounts Receivable owing by any Account Receivable Debtor who resides or who is located in New
Jersey, Minnesota or Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless the Borrower has filed a Notice of Business Activities Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if the Borrower is exempt from such requirement);

                (o) any Accounts Receivable owing by any Account Receivable Debtor who is not a resident of or located in the United States; and

                (p) Accounts Receivable with respect to which the Agent and the Required Banks, in their reasonable discretion, deem the creditworthiness or financial condition of the Account Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other
Accounts Receivable which, in the Banks' reasonable discretion, are otherwise ineligible.

                "Eligible Foreign Accounts Receivable" means, as to any Borrower, at any time the aggregate amount of the Borrower's
Accounts Receivable, excluding Eligible Domestic Accounts
Receivable and the following:

                (a) Accounts Receivable for which the Borrower's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction;

                (b) Accounts Receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature (including, without limitation, any of the foregoing which may be asserted by a Subsidiary or Affiliate of a Person for licensing royalties or otherwise), whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or offset;

                (c) Accounts Receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority;

                (d) Accounts Receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Account Receivable Debtor may be conditional or contingent;

                (e) Accounts Receivable which are not owned by the Borrower free and clear of all Liens and rights of others
(other than the Liens in favor of the Banks);

                (f) Accounts Receivable in which the Agent or the Banks shall not have a valid, enforceable and perfected (or the applicable foreign law equivalent) first priority Lien other than Japanese Accounts Receivable in an aggregate amount not to exceed the Dollar Equivalent of $10,000,000 which are represented by promissory notes for which the sole action required for perfection, and not taken, is for the Agent to physically possess such promissory notes;

                (g) Accounts Receivable owing by any officer, director, employee, agent, partner, Subsidiary or Affiliate of the Borrower;

                (h) Accounts Receivable not paid in full within 90 days from the date of invoice, provided, however, that Accounts Receivable of Account Receivable Debtors located in
Japan and listed on Schedule 1.01(e)(iii) to the Disclosure
Letter and which are paid in full within 180 days from the date of invoice shall not be excluded;

                (i) that portion of Accounts Receivable owing by any single Account Receivable Debtor and its Affiliates which exceeds 5% of the aggregate amount of Accounts Receivable owing to the Borrower by all Account Receivable Debtors, except for such Account Receivable Debtors noted on
Schedule 1.01(e)(ii) to the Disclosure Letter which shall be subject to the limits noted thereon.

                (j)     Accounts Receivable owing by any Account
Receivable Debtor who is the subject of an Insolvency
Proceeding;

                (k) Accounts Receivable which are evidenced by a promissory note or other instrument (other than promissory notes representing Accounts Receivable of Japanese Account
Receivable Debtors) so long as such promissory notes are held by the Agent, no Lien (other than that of the Agent or the Banks) exists thereon, and such promissory note is not negotiated or discounted by such Borrower;

                (l) Accounts Receivable with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

                (m) Accounts Receivable with respect to which the Agent and the Required Banks, in their reasonable discretion, deem the creditworthiness or financial condition of the Account Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other
Accounts Receivable which, in the Agent and the Required
Banks' reasonable discretion, are otherwise ineligible; and

                (n) Accounts Receivable owing by any Account Receivable Debtor who is not a resident of or located in the United States, except (i) (A) if such Accounts Receivable are secured by a letter of credit reasonably satisfactory in form and substance to the Required Banks and issued or confirmed by a bank with outstanding unsecured and unsupported debt rated "A" or better by Standard & Poor's Corporation, or the equivalent by Moody's Investor Service, Inc., Duff & Phelps or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the OECD or any other bank consented to for purposes of this clause (n) by the Required Banks, it being agreed that letters of credit provided by banks that are not in OECD countries but are listed on Schedule 1.01(e)(v) to the Disclosure Letter shall also be acceptable (unless the Agent and all of the Banks determine in their reasonable discretion that any of such banks are no longer acceptable, in which case such banks shall be eliminated from such Schedule) and the Agent and all of the Banks may also approve additions to such Schedule) and (B) such Accounts Receivable also comply with clauses (c), (e) and (f) above (subject to the provisions of the applicable Collateral Documents), and any such Accounts Receivable meeting the requirements of clause (i)(A) shall be Eligible Foreign
Accounts Receivable even if they would otherwise be excluded by another paragraph of this definition; provided, that, unless otherwise consented to by the Required Banks, any such Accounts Receivable shall be excluded if such letter of credit expressly prohibits its transfer to the Agent; or
(ii) Accounts Receivable from Accounts Receivable Debtors noted on Schedule 1.01(e)(iii) to the Disclosure Letter as it may be amended from time to time with the consent of Agent and all of the Banks (it being agreed that the Agent and all of the Banks may, in their reasonable discretion, determine that any of such Account Receivable Debtors are no longer acceptable, in which case such Account Receivable
Debtors shall be eliminated from any such Schedule).

                "Eligible Purchased Equipment" means, at any time of determination, as to any Borrower, the purchased capital equipment of such Borrower, which is scheduled to convert to leased status and which meets each of the following requirements:

                        (a) such purchased equipment has been on the balance sheet of the applicable Borrower for less than 91 days;

                        (b) such purchased equipment is part of an ongoing leasing program listed on Schedule 1.01(e)(iv) to the Disclosure Letter or which is otherwise consented to in writing by all of the Banks;

                        (c) the aggregate value of such purchased equipment will not at any time exceed $200,000,000; and

                        (d) such purchased equipment shall be free of all Liens other than those of the lessor of such purchased equipment except for Liens permitted under the leasing program identified in Schedule 1.01(e)(iv) to the Disclosure
Letter.

                "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental
Authorities, in each case relating to environmental, health, safety and land use matters.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and
Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
                "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
(f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Company or any ERISA
Affiliate.

                "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

                "Event of Default" means any of the events or circumstances specified in Section 9.01.

                "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                "Existing BofA Letters of Credit" means the letters of credit described in Schedule 3.03.

                "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                "Fee Letter" has the meaning specified in subsection
2.10(a).

                "Foreign Borrower" means any Borrower which is not a Domestic Borrower.

                "Foreign Accounts Receivable Borrowing Base" means, as of any date of determination, as to any Borrower, (a) for the period from the Closing Date through October 31, 1997, 75% (except for Pacific Communications Sciences, Inc., which shall be 70%), and (b) thereafter 65% (except for Pacific
Communications Sciences, Inc., which shall be 60%) of the then outstanding principal balance (net of all refunds, rebates, allowances, discounts, credits, concessions or other reductions which are taken by or granted to the Account Receivable Debtors thereof) of the then Eligible
Foreign Accounts Receivable owned by such Borrower. Upon the occurrence of any Capital Raising Events pursuant to which any Borrower or any Subsidiary receives an aggregate of $50,000,000 or more, the percentage of Eligible Foreign
Accounts Receivable allowed in the Foreign Accounts
Receivable Borrowing Base shall immediately be reduced to 65%.

                "Foreign Borrowing Base" means, as of the date of determination, for any Borrower, the Foreign Accounts
Receivable Borrowing Base for such Borrower. Unless redetermined as provided below, such Foreign Borrowing Base shall be the Foreign Borrowing Base for the purposes of this Agreement until the date of the next determination thereof. During the existence of an Event of Default, the Agent and the Required Banks may request the Borrowers to (and promptly upon such request, the Borrowers shall) redetermine the Foreign Borrowing Base, and may, at any time, request, and the Borrowers agree promptly to provide, such additional information as the Agent reasonably requires to review any such redetermination. Notwithstanding anything to the contrary herein, other than upon and during the existence of a Default or Event of Default, each of Cirrus Logic KK and Cirrus Logic International, Ltd., may borrow Loans against its own Individual Borrowing Base and that of the other company, but solely to the extent the other company has unutilized availability under its Individual Borrowing Base; provided, that the Guaranties of each of Cirrus Logic KK and Cirrus Logic International, Ltd. remain valid, binding and enforceable.

                "Foreign Subsidiaries" means those Subsidiaries of any Borrower which are not Domestic Subsidiaries.

                "FRB" means the Board of Governors of the Federal
Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                "Funded Debt" means, as of the date of determination, without duplication, all Indebtedness for borrowed money of the Company and its consolidated Subsidiaries, determined in accordance with GAAP including, in any event, the Revolving
Loans plus obligations (whether contingent or otherwise) with respect to "off-balance sheet" or "synthetic" leases
(i.e., leases where for tax purposes the lessee is treated as the owner of the leased property but for GAAP purposes the lease is treated as an operating lease and the lessor is treated as the owner of the leased property). For the purpose of calculating the amount of Funded Debt, Indebtedness of the Company to its consolidated
Subsidiaries, Indebtedness of the Company's consolidated
Subsidiaries to the Company and Indebtedness of consolidated
Subsidiaries to other consolidated Subsidiaries shall not be included in the calculation. For the purpose of calculating the amount of Funded Debt represented by an "off-balance sheet" or "synthetic" lease, the Company shall be deemed to have an obligation for Funded Debt equal to the net present value of all payments using a discount rate equal to the rate of interest implicit in such lease.

                "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

                "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

                "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting
Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
                "Guarantor" means Cirrus Logic, Inc. and any other Person that delivers a Guaranty.

                "Guaranty" means each of the guaranties listed on
Schedule 1.01(g) and such other guaranties as may be executed by the Company or its Subsidiaries in connection herewith, each of which shall be in form and substance satisfactory to the Banks.

                "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                "Honor Date" has the meaning specified in subsection
3.03(c).

                "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money;
(b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments (including non-contingent obligations under Letters of Credit); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);
(f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but only to the extent of the value of such property); and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

        For all purposes of this Agreement (other than for the calculations required by Section 8.14 and for
Section 9.01(e)), the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture formed as a general partnership in which such Person is a general partner.

                "Indemnified Liabilities" has the meaning specified in
Section 11.05.
                "Indemnified Person" has the meaning specified in
Section 11.05.

                "Independent Auditor" has the meaning specified in subsection 7.01(a).

                "Individual Borrowing Base" means, for any Borrower, as of any date of determination, the sum of the Domestic
Borrowing Base and the Foreign Borrowing Base (without duplication) for such Borrower as of such date.

                "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors;
undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                "Intellectual Property Licenses" has the meaning specified in Section 6.16.

                "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate
Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment
Date.

                "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                        (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business
Day;

                        (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last
Business Day of the calendar month at the end of such Interest Period; and

                        (c) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

                "Investment Grade Credit Rating" means a rating of the Company's Senior unsecured long term debt by Moody's
Investor Service, Inc. of Baa3 or higher or by Standard and Poor's Corporation of BBB or higher.

                "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                "Issuance Date" has the meaning specified in subsection
3.01(a).

                "Issue" means, with respect to any Letter of Credit, to incorporate the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection
10.01(b) or Section 10.09.

                "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                "Joint Venture Obligations" means Indebtedness or
Contingent Obligations of the Company and its Subsidiaries arising in connection with (a) the MiCRUS Joint Venture,
(b) the AT&T Partnership, (c) the 1995 Wafer Supply
Agreement, dated as of August 25, 1995 between Taiwan
Semiconductor Manufacturing Company, Ltd. and Cirrus Logic
International, Ltd., (d) the Foundry Venture Agreement, dated as of September 29, 1995, between the Company and United MicroElectronics Corporation and the Fab Ven Foundry
Capacity Agreement, dated as of September 29, 1995, among
Fab Ven, United MicroElectronics Corporation and the
Company.

                "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                "L/C Application" means an application form for issuances of standby or commercial documentary Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request; provided, that a Borrower may apply for a Letter of Credit via electronic transmission.

                "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection
3.03(c).

                "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing
BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $50,000,000, as the same shall be reduced as a result of a reduction in the L/C
Commitment pursuant to Section 2.06; provided that the L/C
Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                "Letters of Credit" means the Existing BofA Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

                "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform
Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                "Loan" means an extension of credit by a Bank to a Borrower under Article II or Article III in the form of a Revolving Loan or L/C Advance, respectively.

                "Loan Documents" means this Agreement, any Notes, the Guaranties, the Collateral Documents, the Fee Letter, the
L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

                "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan
Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document; or (ii) the perfection or priority of any Lien under any of the Collateral Documents.

                "MiCRUS" has the meaning specified in the definition of "MiCRUS Joint Venture."

                "MiCRUS Joint Venture" means MiCRUS, a general partnership formed under the law of the State of New York (together with its successors and assigns, "MiCRUS"), pursuant to the Partnership Agreement dated as of September 30, 1994 between Cirel Inc. and MiCRUS Holdings
Inc. and that Participation Agreement dated as of September 1, 1994 among the Company, International Business Machines Corporation, Cirel, Inc. and MiCRUS Holdings Inc., as the same may be amended, modified or supplemented from time to time.

                "Minimum Tranche" means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (a) in the case of Base Rate Loans,
$5,000,000 or any multiple of $1,000,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar
Equivalent amount of $5,000,000 and any multiple of 100,000 units of the Applicable Currency in excess thereof.

                "Modified Debt" means the sum of (a) total Funded Debt less an amount equal to the amount by which cash and Cash
Equivalents held by the Company exceeds $100,000,000, plus
(b) Contingent Obligations other than Contingent Obligations not exceeding $150,000,000 in respect of the BA Lease
Agreement between First Security Bank of Utah National
Association and MiCRUS dated as of September 30, 1994.

                "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                "Note" means a promissory note executed by a Borrower in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

                "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan
Document owing by the Borrowers to any Bank, the Agent, or any Indemnified Person, whether direct or indirect
(including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                "OECD" means the Organization of Economic Cooperation and Development.

                "Offshore Currency" means at any time English pounds sterling, French francs, Deutsche mark, Japanese yen and any Agreed Alternative Currency.

                "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.
                "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate (stated in Dollar
Equivalent amounts), $100,000,000, and, as to any single
Offshore Currency, $50,000,000.

                "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same
Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:


        Offshore Rate =                 LIBOR
                        1.00 - Eurocurrency Reserve Percentage

        Where,

                "Eurocurrency Reserve Percentage" for each Interest Period for each Offshore Rate Loan means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor and, in the case of Offshore Rate Loans denominated in pounds sterling, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Bank of England or any successor and, in the case of Offshore
Rate Loans denominated in other foreign currencies, the reserve percentage applicable during such Interest
Period under regulations issued from time to time by such other foreign central bank or any successors thereto (or, in each case, if different percentages shall be applicable during different periods within such Interest Period, the daily average of such percentages during such Interest Period) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                        "LIBOR" means the rate of interest per annum determined by the Agent to be the rate (rounded upward to the next 1/16th of 1%) of interest per annum at which deposits in the Applicable Currency in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate
Loan by the Agent and having a maturity comparable to its Interest Period would be offered to the Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business
Days prior to the commencement of such Interest Period.

                        The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar
Reserve Percentage.

                "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate, and may be an Offshore Currency
Loan or a Loan denominated in Dollars.

                "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

                "Participant" has the meaning specified in subsection
11.08(d).

                "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section
4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                "Permitted Liens" has the meaning specified in
Section 8.01.

                "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder.

                "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension
Plan.

                "Pledge Agreement" means the Pledge Agreement between the Company and the Agent in substantially the form of Exhibit H hereto.

                "Pledged Collateral" has the meaning specified in the Pledge Agreement and includes, without limitation, the capital stock of each Borrower other than the Company.

                "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's
Commitment divided by the combined Commitments of all Banks.

                "Purchased Equipment Borrowing Base" means, as of any date of determination, 100% of the value of Eligible
Purchased Equipment except with respect to the Eligible
Purchased Equipment noted on Schedule 1.01(e)(iv) to the Disclosure Letter.

                "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
                "Required Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no amounts are outstanding, Banks then having at least 66-2/3% of the aggregate amount of the Commitments (provided, that any Bank's ability to vote on matters involving the Required Banks shall be suspended if such Bank has defaulted on its obligations under this Agreement).

                "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental
Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject (including, without limitation, Environmental Laws).

                "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                "Revolving Loan" has the meaning specified in
Section 2.01, and may be a Base Rate Loan or an Offshore
Rate Loan (each, a "Type" of Revolving Loan).

                "Revolving Termination Date" means the earlier to occur of:

                        (a)  July 31, 1997; and

                        (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                "Security Agreements" means each security agreement and similar document listed on Schedule 1.01(s) and such other security agreements and similar documents may be executed by the Company or its Subsidiaries hereunder, each of which shall be in form and substance satisfactory to the Agent and the Banks.

                "Solvency Certificate" means a Solvency Certificate executed by each Borrower and each Guarantor in the form of Exhibit K.

                "Solvent" means, as to any Person at any time, that
(a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform
Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;
(c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. For purposes of making the calculations required by this definition, the amount of any disputed, contingent or unliquidated liabilities shall be the reasonably anticipated amount thereof or the amount thereof discounted to reflect the likelihood of payment of such liability being actually required.

                "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

                "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company; provided, however, that for purposes of Sections 8.01, 8.02, 8.04, 8.05 and 8.08, Cirel and Ciror shall not be considered Subsidiaries.
                "Subsidiary Borrower" means Cirrus Logic International, Ltd., Crystal Semiconductor Corporation, Pacific
Communication Sciences, Inc., Cirrus Logic KK and any
Domestic Subsidiary or Foreign Subsidiary becoming a
Subsidiary Borrower under Section 2.17 hereto.

                "Surety Instruments" means all letters of credit
(including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction
(including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                "Tangible Net Worth" means, as of the date of determination, the total assets of the Company and its consolidated Subsidiaries (exclusive of goodwill, licensing agreements, patents, trademarks, trade names, organization expenses, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less all reserves applicable to such tangible assets and all liabilities (including accrued and deferred income taxes and all liabilities whether or not by their terms they are subordinated liabilities).

                "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                "Transfer" has the meaning specified in Section 8.02.

                "Type" has the meaning specified in the definition of "Revolving Loan."

                "UCC" means the Uniform Commercial Code as in effect in the State of California.

                "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                "United States" and "U.S." each means the United States of America.

                "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying or local ownership shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        1.02 Other Interpretive Provisions1.02 Other Interpretive Provisions . (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                        (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                (d)  Unless otherwise expressly provided herein,
(i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

        1.03  Accounting Principles1.03  Accounting Principles .
(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

        1.04 Currency Equivalents Generally1.04 Currency Equivalents Generally . For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


ARTICLE II

THE CREDITSARTICLE II

THE CREDITS

        2.01    Amounts and Terms of Commitments2.01
        Amounts and Terms of Commitments . Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount (it being agreed that, notwithstanding anything to the contrary in this Agreement, no Bank shall be obligated to make any Revolving Loans in a particular Offshore Currency if all Banks have not agreed to make Revolving Loans in such particular Offshore Currency at the time such particular Borrowing in such Offshore Currency is requested by the Applicable Borrower) not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, (a) the Effective Amount of all outstanding Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the lesser of (i) the combined Commitments and (ii) the then applicable Aggregate Borrowing Base, and (b) the Effective Amount of all outstanding Loans and the Effective Amount of all L/C Obligations in respect of any Borrower shall not exceed the then applicable Individual Borrowing Base of such Borrower; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under
Section 2.06 and reborrow under this Section 2.01.

        2.02    Loan Accounts2.02       Loan Accounts .  (a) The Loans made
by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrowers and the Letters of Credit Issued for the account of the Borrowers, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and Applicable Currency and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by the Borrowers with respect thereto.
Each such Bank is irrevocably authorized by each of the Borrowers to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

        2.03    Procedure for Borrowing2.03
        Procedure for Borrowing . (a) Each Borrowing of Revolving Loans shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. San Francisco time) (except as expressly noted in clause (iii) below) (i) five Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans;
(ii) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and
(iii) one Business Day prior to the requested Borrowing Date or prior to 8:00 a.m. San Francisco time on the Borrowing Date, in the case of Base Rate Loans, specifying:

                                (A)     the amount of the Borrowing, which shall
be in a minimum amount at least equal to the Minimum
Tranche;

                                (B)     the requested Borrowing Date, which
shall be a Business Day;

                                (C)     the Type of Loans comprising the
Borrowing;

                                (D)     the duration of the Interest Period
applicable to such Loans included in such notice (and if the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months); and

                                (E)     in the case of a Borrowing comprised of
Offshore Currency Loans, the Applicable Currency.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) on the Closing Date and such Borrowing will consist of Base Rate Loans only.

                (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.15(a). Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Offshore
Currency Loans, such notice will provide the approximate amount of each Bank's Pro Rata Share of the Borrowing, and the Agent will, upon the determination of Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of the exact amount of such Bank's Pro Rata
Share of the Borrowing.

                (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Borrower in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 11:00 a.m. (San Francisco time), (ii) in the case of Borrowing comprised of Offshore Currency Loans, by such time as the Agent may specify.
The proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting to the account of the Borrower on the books of BofA, or to such other account at such banking office as provided in written instructions to the Agent, the aggregate amount made available to the Agent by the Banks and in like funds as received by the Agent.

                (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

        2.04    Conversion and Continuation Elections2.04
        Conversion and Continuation Elections . (a) A Borrower may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                        (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable
Interest Period, in the case of any other Type of Revolving
Loans denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than the Minimum
Tranche) into Loans in Dollars of any other Type; or

                        (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having
Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Loans denominated in Dollars in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans denominated in Dollars shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans, as the case may be, shall terminate.

                (b) In the event of the conversion or continuation, as applicable, of Loans, the Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) (except as expressly noted in clause (iii) below) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; (ii) five
Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore
Currency Loans; and (iii) one Business Day in advance of the Conversion/Continuation Date or prior to 8:00 a.m. San Francisco time on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                (A)     the proposed Conversion/Continuation
Date;

                                (B)     the aggregate amount of Loans to be
converted or continued;

                                (C)     the Type of Loans resulting from the
proposed conversion or continuation; and

                                (D)     other than in the case of conversions
into Base Rate Loans, the duration of the requested
Interest Period.

                (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans denominated in Dollars, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to continue such Offshore Rate Loans as Offshore Rate Loans effective as of the expiration date of such Interest Period on the basis of a one month Interest Period. If the Borrower has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fifth Business
Day in advance of the expiration date of the current Interest
Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.04(d), the Borrower shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

                (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank and the Company of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                (e) Unless the Required Banks otherwise consent, during the existence of a Event of Default, no Borrower may elect to have a Loan denominated in Dollars converted into or continued as an Offshore Rate Loan denominated in Dollars, or an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

                (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

        2.05 Voluntary Termination or Reduction of Commitments2.05 Voluntary Termination or Reduction of Commitments . The
Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of $5,000,000 or any Dollar Equivalent multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction of Commitments, shall be paid on the effective date of such reduction.

        2.06    Optional Prepayments2.06        Optional Prepayments . Subject
to Section 4.04, the Borrower may, at any time or from time to time, upon irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum Dollar Equivalent amounts of $5,000,000. The Borrower shall deliver a notice of prepayment in accordance with Section 10.02 to be received by the Agent not later than 9:00 a.m. (San Francisco time) (a) at least five
Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans, (b) at least three
Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (c) at least one Business Day in advance of the prepayment date or by 8:00 a.m. (San Francisco time) on the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether such prepayment is of Base Rate
Loans, Offshore Rate Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Borrower and the Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.04.

        2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions2.07 Mandatory Prepayments of Loans; Mandatory
Commitment Reductions .  If, at any time, (a) the Effective
Amount of outstanding Loans and L/C Obligations shall exceed the then applicable Aggregate Borrowing Base, the Borrowers shall immediately (i) prepay at least such amount of the outstanding principal amount of their respective Loans and/or (ii) Cash Collateralize at least such amount of their respective outstanding L/C Obligations, as is necessary to make the then applicable Effective Amount less than or equal to the then applicable Aggregate Borrowing Base, or (b) the Effective Amount of outstanding Loans and L/C Obligations for any Borrower shall exceed the then applicable Individual Borrowing Base in respect of such Borrower, such Borrower shall (i) prepay at least such amount of the outstanding principal amount of its respective
Loans and/or (ii) Cash Collateralize at least such amount of its respective outstanding L/C Obligations, as is necessary to make the then existing Effective Amount in respect of such Borrower less than or equal to the then applicable Individual Borrowing
Base for such Borrower. The aggregate Commitments shall be permanently reduced by 100% of the net after tax proceeds of each Capital Raising Event, provided, that the aggregate Commitments shall not, notwithstanding the foregoing, be reduced to less than $125,000,000 prior to the Revolving Termination Date. Outstanding Loans and L/C Obligations shall be repaid as required by this
Section 2.07 immediately to give effect to such Commitment reductions as are required pursuant to the preceding sentence.
All such prepayments and/or cash collateralization shall be made, after payment of all amounts owing under Section 10.04, in such order as the Agent and the Required Banks determine in their sole discretion. All prepayments of Loans pursuant to this
Section 2.07 shall be made together with accrued interest to the date of such payment on the principal amount repaid, together with any amounts payable under Section 10.04.

        2.08    Repayment2.08   Repayment .  The Borrowers shall repay to
the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

        2.09    Interest2.09    Interest .  (a) Each Revolving Loan shall
bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under
Section 2.04), plus the Applicable Margin.

                (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or
2.07 for the portion of the Loans so prepaid and upon payment
(including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

                (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate
Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base
Rate plus 2%.

                (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

        2.10    Fees2.10        Fees .  In addition to certain fees described
in Section 3.08:

                (a) Arrangement and Agency Fees(a) Arrangement and Agency Fees . The Company shall pay an arrangement fee to the Agent for the Arranger's own account and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated April 18, 1996.

                (b)     Commitment Fees(b)      Commitment Fees
 . The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to 0.375% per annum for the period from April 23, 1996 through June 23, 1996, and 0.500%, thereafter. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations. Such commitment fee shall accrue from April 23, 1996, to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 28, 1996 through the Revolving Termination Date (irrespective of whether the Closing Date occurs), with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee on the amount so reduced calculated for the period ending on such date shall also be paid on the date of such reduction.

                (c)     Upfront Fees(c) Upfront Fees .
The Company shall pay an upfront fee of 1.00% of the amount of each Bank's Commitment to each such Bank, with one-half of such fees having been previously paid and one-half due on the Closing Date. If the Closing Date does not occur for any reason, the portion of the upfront fees paid to the Banks prior to the Closing Date shall not be refunded to the Company. If the Revolving Termination Date has not previously occurred, additional fees of 0.25% of the Commitments outstanding on the dates which fall 120 and 210 days following the Closing Date shall be paid by the Company to the Banks on such dates.

        2.11    Computation of Fees and Interest2.11    Computation of
Fees and Interest .  (a) All computations of interest for Base
Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the commitment fee due under Section 2.10(b), the amount of any outstanding Offshore
Currency Loan on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Offshore Currency Loan.

                (c) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

        2.12    Payments by the Borrowers2.12   Payments by the
Borrowers . (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein and at such banking office as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 9:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts in like funds as received. Any payment received by the Agent later than 9:00 a.m. (San Francisco time) or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        2.13 Payments by the Banks to the Agent2.13 Payments by the Banks to the Agent . (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal
Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's
Loan on the date of Borrowing for all purposes of this Agreement.
If such amount is not made available to the Agent on the Business
Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        2.14    Sharing of Payments, Etc.2.14   Sharing of
Payments, Etc.   If, other than as expressly provided elsewhere
herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.
The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

        2.15 Utilization of Revolving Commitments in Offshore Currencies2.15 Utilization of Revolving Commitments in
Offshore Currencies . (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date,
(ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date (including, without limitation, pursuant to any conversion or continuation of Offshore Currency Loans) pursuant to subsection (c) of this Section 2.15 (each such date under clauses (i) through (iii) a "Computation Date").

                (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore
Currency as part of such Borrowing if the Agent has received notice from any of the Banks by 5:00 p.m. (San Francisco time) four Business Days prior to the day of such Borrowing that such Bank cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the Borrower no later than 9:00 a.m. (San Francisco time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such Borrowing in a requested Offshore Currency is not then available, the Borrower may, by notice to the Agent not later than 5:00 p.m. (San Francisco time) three Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Agent will promptly so notify each Bank. If the Borrower does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such Borrowing in Dollars and such Bank's Pro Rata Share thereof.

                (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to
Section 2.04, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from any of the Banks by 5:00 p.m. (San Francisco time) four
Business Days prior to the day of such continuation that such Bank cannot continue to provide Loans in the relevant Offshore
Currency, in which event the Agent will give notice to the Borrower not later than 9:00 a.m. (San Francisco time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency
Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency
Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Company and the Banks of any such redenomination and in such notice by the Agent to each Bank the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore
Currency Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

                (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Banks, all or any part of any outstanding Offshore
Currency Loans shall be redenominated and converted into Base
Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.
 The Agent will promptly notify the Company of any such redenomination and conversion request.

                (e) The Borrowers shall be entitled to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Agent and each of the Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed
Alternative Currency"). A Borrower shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with Section 10.02, to be received by the Agent not later than 10:00 a.m. (San Francisco time) at least ten Business
Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each
Bank may grant or accept such request in its sole discretion. The
Agent will promptly notify the Company of the acceptance or rejection of any such request. Notwithstanding anything to the contrary herein, Offshore Currency Loans shall only be made available in accordance with the Offshore Currency Loan Sublimit.

        2.16 Currency Exchange Fluctuations; Prepayments2.16 Currency Exchange Fluctuations; Prepayments . Subject to
Section 4.04, if on any Computation Date the Agent shall have determined that the Effective Amount of all Loans then outstanding plus the Effective Amount of L/C Obligations exceeds the combined Commitments or that the Effective Amount of L/C Obligations exceeds the L/C Commitment of the Banks, in either case by more than $100,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Borrowers that a prepayment (or Cash Collateralization in the case of the L/C Obligations) is required under this Section, and the Borrowers agree thereupon to make within three Business Days prepayments of Loans (or to Cash Collateralize L/C Obligations) such that, after giving effect to such prepayment (or Cash Collateralization of L/C Obligations) the Effective Amount of all Loans plus the Effective Amount of L/C Obligations does not exceed the combined Commitments or, if applicable, such excess amount of L/C Obligations is fully Cash Collateralized.

        2.17 Borrowings by Subsidiaries2.17 Borrowings by Subsidiaries . Each Subsidiary Borrower hereby irrevocably appoints the Company as its agent and attorney-in-fact, authorized to execute and deliver on its behalf any and all statements, certificates, documents and agreements as may be required or contemplated hereunder, including Notices of Borrowing and Notices of Conversion/Continuation, and to receive any and all notices and other communications from the Agent and the Banks hereunder and to perform on such Subsidiary Borrower's behalf any and all other acts, deeds and requirements of this Agreement. From time to time, the Company may designate additional Wholly-Owned Subsidiaries as Subsidiary Borrowers by delivering to the Agent a fully executed original certificate in the form of Exhibit I hereto, together with all documents required by such certificate (in sufficient number for the Agent and each of the Banks), whereupon, upon the Agent's acknowledgment of receipt of same, such designated Wholly-Owned Subsidiaries shall also be deemed Subsidiary Borrowers for all purposes hereof.

        2.18    Security2.18    Security .  All obligations of the
Company, the Subsidiary Borrowers, and the Guarantors under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.


ARTICLE III

THE LETTERS OF CREDITARTICLE III

THE LETTERS OF CREDIT

        3.01    The Letter of Credit Subfacility3.01    The Letter of
Credit Subfacility . (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to Issue Letters of Credit (which
Letters of Credit may be Issued in an Agreed Alternative
Currency) for the account of the Borrowers, and to amend or renew Letters of Credit previously Issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrowers; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the lesser of (x) the combined Commitments, (y) the then applicable Aggregate Borrowing Base, and (z) the then applicable Individual Borrowing Base of the applicable Borrower, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds the lesser of (x) such Bank's Commitment or
(y) the applicable Aggregate Borrowing Base, (3) the Effective
Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans in respect of any Borrower exceeds the applicable Individual Borrowing Base of such Borrower (except in the case of Cirrus Logic International, Ltd. and Cirrus Logic KK, each of which may utilize the Individual Borrowing Base of the other to the extent provided in the definition of "Foreign Borrowing
Base"), or (4) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                        (i)  any order, judgment or decree of any
Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                        (ii) the Issuing Bank has received written notice from any Bank, the Agent, Company or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                        (iii) except as noted on Schedule 3.03, the expiry date of any requested Letter of Credit is (A) more than 365 days in the case of a standby letter of credit or 180 days in the case of a commercial letter of credit after the date of Issuance, unless the Required Banks have approved such expiry date in writing, or (B) the date ending one year after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                        (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                        (v)  any requested Letter of Credit is not
otherwise in form and substance acceptable to the Issuing
Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                        (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                        (vii) such Letter of Credit is denominated in a currency other than Dollars, French francs, Deutsche marks, English pounds sterling, Yen, or such other currencies as any of the Borrowers may request and to which the Agent and each of the Banks shall agree.

        3.02 Issuance, Amendment and Renewal of Letters of Credit3.02 Issuance, Amendment and Renewal of Letters of Credit .
(a) Each Letter of Credit shall be issued upon the irrevocable written or electronic transmission request of a Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least four days (or such shorter time as the Issuing
Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C
Application or electronic transmission, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit;
(iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the type of the Letter of Credit (commercial, financial standby or performance standby); and (viii) such other matters as the Issuing Bank may require.

                (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower except in the case of electronic transmission and, if not, the Issuing Bank will provide the Agent with a copy thereof.
Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent
(A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection
3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or
(B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary business practices.

                (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request or electronic transmission of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile or electronic transmission, confirmed immediately in an original writing, made in the form of an L/C Amendment
Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of any Issuance of any Letter of Credit and the receipt by it of any L/C Amendment Application that extends the expiry date of any such Letter of Credit.

                (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving
Termination Date, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit Issued by it unless
(i) the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; (ii) the beneficiary of any such Letter of Credit does not accept the proposed renewal of such Letter of Credit; or (iii) the Issuing Bank receives written request from a Company (with a copy sent to the Agent) four
Business Days prior to the proposed date of notification of non-renewal, not to renew any Letter of Credit. Each such request for non-renewal of a Letter of Credit shall be made in writing or electronic transmission and shall specify (A) the Letter of Credit number; (B) the beneficiary's name; and (C) that the Issuing Bank is instructed to notify the beneficiary of non-renewal.

                (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than one year following the Revolving Termination Date.

                (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

        3.03 Existing BofA Letters of Credit; Risk Participations, Drawings and Reimbursements3.03 Existing BofA
Letters of Credit; Risk Participations, Drawings and
Reimbursements . (a) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.08(a) and 3.08(c) and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b) and subsection 2.10(b), the Existing BofA
Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

                (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata
Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse the Issuing Bank prior to 10:00 a.m. (San
Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount (and in the same currency) equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San
Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that the Dollar Equivalent of such unreimbursed drawings in respect of Letters of Credit be converted into Base Rate Loans made by the Banks and deemed to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile);
provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the Dollar Equivalent of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate
Loan to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.02 or for any other reason (except because such drawing has been fully
Cash Collateralized and funded from such cash collateral pursuant to the terms of this Agreement), the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C
Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material
Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving
Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

                (g) The foregoing provisions notwithstanding, no Revolving Loan shall be made in respect of an unreimbursed drawing under a Letter of Credit occurring after the Revolving Termination Date. Such drawing shall be reimbursed by the applicable Borrower immediately on the date of such drawing and, until fully reimbursed, shall bear interest at the rate per annum applicable to defaulted principal in respect of Base Rate Loans, due and payable on demand.

        3.04 Repayment of Participations3.04 Repayment of Participations . (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency
Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing
Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

        3.05    Role of the Issuing Bank3.05    Role of the
Issuing Bank . (a) Each Bank and each Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                (c) Any Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        3.06    Obligations Absolute3.06        Obligations
Absolute . The obligations of any Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                        (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                        (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other
Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related
Documents or any unrelated transaction;

                        (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                        (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                        (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                        (vii)  any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the
Borrower or a guarantor.
        3.07    Cash Collateral Pledge3.07      Cash Collateral
Pledge . Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C
Borrowing hereunder, or (B) if, as of 10 days prior to the Revolving Termination Date or at any time during such 10 day period, or on the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.07(a) requiring Borrowers to Cash Collateralize Letters of Credit, then, each such Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations and otherwise in a manner satisfactory to the Agent. After the Revolving Termination Date the Issuing Bank may exercise a right of set off with respect to any cash collateral it holds and may also use such cash collateral to fund drawings under Letters of Credit.

        3.08    Letter of Credit Fees3.08       Letter of Credit
Fees . (a) The Borrower shall pay to the Agent for the account of each of the Banks a letter of credit risk participation fee with respect to the Standby Letters of Credit equal to that percentage rate per annum of the average daily maximum amount available to be drawn under the outstanding Letters of Credit opened for its account, computed on the basis of a 360 day year quarterly in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Those fees shall be for financial standby and performance standby Letters of Credit, the percentages determined in accordance with the table below:




Period
Financial
Standby
Performance
Standby

From the Closing Date
through June 30, 1996
1.50%
0.75%

From June 30, 1996 through
September 30, 1996
2.00%
1.00%

Thereafter
2.50%
1.25%



                Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                (b) The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect for its account, including such fees as are standard in connection with commercial Letters of Credit. Without limitation, the Borrower will pay to the Issuing Bank
(i) a commercial Letter of Credit fee of 0.45% of the face amount of each commercial Letter of Credit upon issuance of such Letter of Credit of which 0.30% shall be for the account of, and disbursed to, the Banks quarterly on the last Business Day of each calendar quarter by the Agent pro rata in accordance with each Bank's Commitment and 0.15% shall be retained by the Issuing
Bank for its own account.

                (c) The Borrower shall pay to the Issuing Bank, for the Issuing Bank's own account, fronting fees of 0.10% for financial and performance standby Letters of Credit, as required by the Fee
Letter. The fronting fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding commencing on the first quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

        3.09    Uniform Customs and Practice3.09        Uniform Customs
and Practice .  The Uniform Customs and Practice for Documentary
Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITYARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

        4.01    Taxes4.01       Taxes .  (a) Any and all payments by the
Borrowers to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                (b) If a Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then subject to Section 4.01(f):

                        (i)  the sum payable shall be increased as
necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;
                        (ii) the Borrower shall make such deductions and withholdings;

                        (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Borrower shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, but only if such Taxes, Other Taxes or Further Taxes are imposed because the Borrower has made any payment to the Agent or any Bank hereunder or under any other Loan Document from a Person or entity outside of the United States to a Person or entity inside of the United States or from a Person or entity inside of the United
States to a Person or entity outside of the United States.

                (c) The Borrowers agree to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes,
(ii) Other Taxes, and (iii) Further Taxes referred to in
Section 4.01(b) in the amount that the respective Bank specifies in writing to the applicable Borrower as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, but only if such Taxes, Other Taxes or Further Taxes are imposed because the Borrower has made any payment to the Agent or any Bank hereunder or under any other Loan Document from outside of the United
States to a Person or entity inside of the United States or from a Person or entity inside of the United States to a Person or entity outside of the United States, and any liability (including penalties, interest, additions to tax and expenses, provided, however, that such Borrower shall not be responsible for such penalty, interest or expense resulting from the gross negligence or willful misconduct of any Bank or the Agent) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by any Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                (e) If the Company or any other Borrower is required to pay any amount to any Bank or the Agent pursuant to Sections
4.01(b) or 4.01(c), then such Bank or Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                (f) Each of the Banks and the Agent agrees that (i) it will take all reasonable means to maintain all exemptions, if any, available to them from United States withholding taxes
(whether available by treaty, administrative waiver or otherwise) and (ii) otherwise cooperate with the Company and the other
Borrowers to minimize amounts payable by the Company and such other Borrowers under this Section 4.01; provided, however, that the Agent and such Bank, as the case may be, shall not be obligated by reason of this Section 4.01(f) to disclose any information regarding its tax affairs or tax computations or to reorder its tax or other affairs or tax or other planning, or to undertake any action that it deems to involve incurring any risk of liability or cost to itself or which requires any expenditure of effort that it deems unreasonable under the circumstances.

                (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 4.01(b) to any Bank for the account of any Lending Office of such Bank:

                        (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 10.10 in respect of such Lending Office;

                        (ii) if such Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 10.10(a)(i), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United
Sates law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof
(whether or not having the force of law) after the date of delivery of such Form 1001; or

                        (iii) if such Bank shall have delivered to the company a Form 4224 in respect of such Lending Office pursuant to Section 10.10(a)(ii), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payment by the Company hereunder for the account of such Lending Office for any reason other than a change in United
States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof
(whether or not having the force of law) after the date of delivery of such Form 4224.

        4.02 Illegality4.02 Illegality . (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable
Lending Office to make Offshore Rate Loans (including Offshore
Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower with respect to such Loan shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate
Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                (c) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending
Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

        4.03    Increased Costs and Reduction of Return4.03     Increased
Costs and Reduction of Return . (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or a change in the rate of taxation imposed on or measured by a Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank is organized or maintains a lending office) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority announced after the date hereof
(whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, within 30 days after written notice from such Bank (with a copy of such notice to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                (b) If any Bank shall have determined that (i) the introduction announced after the date hereof of any Capital
Adequacy Regulation, (ii) any change in any Capital Adequacy
Regulation, (iii) any change announced after the date hereof in the interpretation or administration of any Capital Adequacy
Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy
Regulation, affects or would affect the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the appropriate Borrower or Borrowers through the Agent, such Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

        4.04    Funding Losses4.04      Funding Losses .
 Each Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/
Continuation;

                (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.06;

                (d) the prepayment (including pursuant to Section 2.07 or 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans; provided, however, that any such loss or expense shall not include lost profit due to a failure to receive the Applicable Margin relating to any such Loan for the applicable Interest Period (or remainder thereof). For purposes of calculating amounts payable to the Banks under this Section and under subsection 4.03(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        4.05    Inability to Determine Rates4.05        Inability to
Determine Rates . If any Reference Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested
Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore
Rate Loans, as the case may be. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

        4.06    Reserves on Offshore Rate Loans4.06     Reserves on
Offshore Rate Loans . Each Borrower shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any Offshore Currency Loans, under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Rate Loan circulates, additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

        4.07    Certificates of Banks4.07       Certificates of
Banks . Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error; provided, however, that the Company shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date that an officer at such Bank directly responsible for the administration of this Agreement knew or reasonably should have known of such claim for reimbursement or compensation.

        4.08    Survival4.08    Survival .  The agreements and
obligations of the Company in this Article IV shall survive the payment of all other Obligations.


ARTICLE V

CONDITIONS PRECEDENTARTICLE V

CONDITIONS PRECEDENT

        5.01    Conditions of Initial Credit Extensions5.01     Conditions
of Initial Credit Extensions . The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                (a)     Credit Agreement and Guaranty(a)      Credit Agreement
and Guaranty . This Agreement and the Guaranty executed by each party thereto.

                (b)     Resolutions; Incumbency(b)      Resolutions;
Incumbency .

                        (i) Copies of the resolutions of the board of directors or other governing body of the Company and each Subsidiary that is a party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing
Date by the Secretary or an Assistant Secretary or other applicable officer of such Person; and

                        (ii) A certificate of the Secretary or Assistant Secretary or other applicable officer of the Company, and each Subsidiary that is party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan
Documents to be delivered by it hereunder.

                (c)     Organization Documents; Good Standing(c)
        Organization Documents; Good Standing . Each of the following documents:

                        (i) the articles or certificate of incorporation and the bylaws or equivalent charter documents of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant
Secretary or other applicable officer of the Company or such Subsidiary as of the Closing Date; and

                        (ii) a good standing certificate for the Company and each Domestic Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental
Authority) of its state of incorporation and each state where the Company or such Subsidiary is qualified to do business as a foreign corporation as of a recent date and the equivalent of such good standing certificates for each Foreign
Subsidiary party to any Loan Document.

                (d)     Legal Opinions(d)       Legal Opinions .
 An opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, Crystal Semiconductor Corporation and Pacific Communication Sciences, Inc. and addressed to the Agent and the Banks, substantially in the form of Exhibit D-1, together with the opinions of foreign counsel addressed to the Agent and the Banks, substantially in the forms of Exhibits D-2A through D-2I, respectively.

                (e)     Payment of Fees(e)      Payment of Fees
 . Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date (including, without limitation, any upfront fees then due), together with Attorney Costs of each of the Banks to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Banks' reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Banks); including any such costs, fees and expenses arising under or referenced in Sections
2.10 and 10.04.

                (f)     Collateral Documents(f) Collateral
Documents . The Collateral Documents, executed by the appropriate parties thereto, in appropriate forms for recording, where necessary, together with:

                        (i) acknowledgment copies of all UCC-1 financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Banks, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Banks in accordance with applicable law;

                        (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                        (iii)  all certificates and instruments
representing the Pledged Collateral, stock transfer powers executed in blank with signatures guaranteed as the Agent or the Banks may specify;

                        (iv) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the security interest created by the Collateral Documents have been taken; and

                        (v) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

                (g)     Guaranties(g)   Guaranties .
The Guaranties, executed by each of the Guarantors.

                (h) Termination of Existing Credit Facility(h) Termination of Existing Credit Facility . The Company shall have arranged by delivery of an irrevocable Notice of Borrowing to repay all outstanding amounts under that certain Amended and Restated Credit Agreement dated as of March 31, 1995, as amended between the Company and BofA with the proceeds of Loans hereunder within one (1) day of the Closing Date and such agreement shall thereafter be terminated.

                (i)     Borrowing Base Certificate(i)   Borrowing Base
Certificate . A Borrowing Base Certificate, dated and current as of March 31, 1996.

                (j)     Disclosure Letter(j)    Disclosure
Letter .  The Disclosure Letter executed by the Borrowers.

                (k)     Solvency Certificates(k)        Solvency
Certificates .  The Solvency Certificates executed by the
Borrowers and the Guarantors.

                (l)     Responsible Officer's Certificate(l)
        Responsible Officer's Certificate . A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                        (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                        (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                        (iii) there has occurred since February 29, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse
Effect.

                (m)     Other Documents(m)      Other Documents
 . Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

        5.02 Conditions to All Credit Extensions5.02 Conditions to All Credit Extensions . The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving
Loan) or to continue or convert any Revolving Loan under Section
2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance
Date:

                (a)     Notice, Application(a)  Notice,
Application . The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.02;

                (b) Continuation of Representations and Warranties(b) Continuation of Representations and Warranties . The
representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date; and

                (c)     No Existing Default(c)  No Existing
Default . No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance; and

                (d) Cash Collateral. With regard to any Letter of Credit such Letter of Credit has been Cash Collateralized in accordance with this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by a Borrower hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section
5.02 are satisfied.


ARTICLE VI

REPRESENTATIONS AND WARRANTIESARTICLE VI

 REPRESENTATIONS AND WARRANTIES

        The Borrowers severally represent and warrant to the Agent and each Bank that:

        6.01    Corporate Existence and Power6.01       Corporate
Existence and Power .  Each of the Borrowers and the
Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

                (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and a failure to so qualify could reasonably be expected to have a Material Adverse Effect; and

                (d) is in compliance with all Requirements of Law except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

        6.02    Corporate Authorization; No Contravention6.02   Corporate
Authorization; No Contravention . The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of that Person's Organization Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                (c)     violate any Requirement of Law.

        6.03 Governmental Authorization6.03 Governmental Authorization . Except for actions and filings required herein, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents and except as set forth on Schedule 6.03 to the Disclosure Letter) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

        6.04    Binding Effect6.04      Binding Effect .
 This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of each of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        6.05 Litigation6.05 Litigation . Except as specifically disclosed in the Disclosure Letter (including, without limitation, Schedule 6.05 to the Disclosure Letter), there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company and each of the other
Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other
Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other
Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        6.06 No Default6.06 No Default . No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrowers or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection
9.01(e).

        6.07    ERISA Compliance6.07    ERISA Compliance
 . Except as specifically disclosed in Schedule 6.07 to the Disclosure Letter:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section
412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material
Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension
Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);
(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        6.08 Use of Proceeds; Margin Regulations6.08 Use of Proceeds; Margin Regulations . The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 7.11 and Section 8.07.  Neither the Company nor any
Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        6.09    Title to Properties6.09 Title to
Properties . The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for (a) such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
(b) Permitted Liens. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        6.10    Taxes6.10       Taxes .  The Company and its Subsidiaries have
filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The Company has not received any notice of any proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

        6.11    Financial Condition and Operations6.11  Financial
Condition and Operations . (a) The unaudited consolidated financial statements of the Company and its consolidated
Subsidiaries dated March 30, 1996 and the related consolidated statements of financial condition, income or operations, and cash flows for the fiscal year ended on that date:

                        (i)  were prepared in accordance with GAAP
consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                        (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                        (iii)  except as specifically disclosed in
Schedule 6.11 to the Disclosure Letter, show all material indebtedness and other liabilities, direct or contingent that are required to be set forth therein in accordance with GAAP, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since March 30, 1996, there has been no Material Adverse Effect.

        6.12    Environmental Matters6.12       Environmental
Matters . The Company and each Subsidiary conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12 to the Disclosure Letter, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        6.13    Collateral Documents6.13        Collateral
Documents . (a) The provisions of each of the Collateral Documents are effective (except as set forth in Schedule 6.13 to the Disclosure Letter) to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable, and, subject to Permitted Liens, first priority security interest in all right, title and interest of the Company, the Subsidiary Borrowers and the Guarantors in the collateral described therein.

                (b) All representations and warranties of the Company, the Subsidiary Borrowers and the Guarantors contained in the Collateral Documents are true and correct in all material respects on or as of the date made or deemed made.

        6.14    Regulated Entities6.14  Regulated
Entities . None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        6.15 No Burdensome Restrictions6.15 No Burdensome Restrictions . Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        6.16    Copyrights, Patents, Trademarks and Licenses, Etc.6.16
        Copyrights, Patents, Trademarks and Licenses, Etc.   To the
best of the Company's knowledge, the Company or its Subsidiaries own or are licensed or otherwise have the right to use (or could obtain ownership of, licenses to use or other rights to use on terms not materially adverse to such Company and its Subsidiaries taken as a whole and under circumstances which could not reasonably be expected to have a Material Adverse Effect) all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses ("Intellectual Property Licenses"), without conflict with the rights of any other Person except where the failure to have any such right could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person except where such infringement could not have a Material Adverse Effect.
Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the best of their knowledge, threatened.

        6.17    Subsidiaries6.17        Subsidiaries .
The Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 to the Disclosure Letter hereto and has no equity investments in any other corporation or entity in an amount greater than $10,000 other than those specifically disclosed in part (b) of Schedule 6.17 to the Disclosure Letter.

        6.18    Insurance6.18   Insurance .  Except as specifically
disclosed in Schedule 6.18 to the Disclosure Letter, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

        6.19    Swap Obligations6.19    Swap Obligations
 . Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters.

        6.20    Full Disclosure6.20     Full Disclosure
 . None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents
(including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date; provided, however, that any analysts' reports and articles written by third parties, whether contained within offering or disclosure materials or otherwise provided to the Banks, shall be excluded from the representations made herein) contains any untrue statement of a material fact or (taken together with all such exhibits, reports, statements, certificates and filings with the Securities and Exchange Commission) omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that nothing in this Section 6.20 shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of any Company or any Subsidiary in connection with the Loan Documents.

        6.21    Projections6.21 Projections .
All projections, forward-looking information or other similar or related information furnished by or on behalf of any Company or any Subsidiary in connection with the Loan Documents were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Company or such Subsidiary's best estimate of its future financial performance.

        6.22    Solvency6.22    Solvency .  The Company and each
Subsidiary are Solvent.

        6.23    Joint Venture Obligations6.23   Joint Venture
Obligations . The Company and its Subsidiaries are in compliance with their (a) Contractual Obligations relating to their respective Joint Ventures and (b) Joint Venture Obligations, in each case except where such non-compliance could not be reasonably expected to have a Material Adverse Effect.


ARTICLE VII

AFFIRMATIVE COVENANTSARTICLE VII

AFFIRMATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity obligations which remain inchoate at such time) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

        7.01    Financial Statements7.01        Financial
Statements . The Company shall deliver to the Agent and each Bank, in form and detail satisfactory to the Agent and the Required Banks:

                (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended March 30, 1996), a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young or another nationally recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as otherwise indicated therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Banks and such Independent Auditor in form and substance reasonably satisfactory to the Agent;

                (b) as soon as available, but not later than 60 days after the end of each of the fiscal quarters of each fiscal year
(commencing with the fiscal quarter ended June 29, 1996), a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP
(subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; and

                (c) not later than the 15th day of each month (or, if there exists an Event of Default and the Agent and the Required
Banks so require, more frequently), together with such other information as the Agent or the Required Banks desire in connection therewith, commencing with the month preceding the date hereof, a completed Borrowing Base Certificate with such additional detail as the Agent or the Required Banks may reasonably request, setting forth for each Borrower the amounts of the Eligible Domestic Accounts Receivable, the Domestic
Accounts Receivable Borrowing Base, the Eligible Purchased
Equipment, the Purchased Equipment Borrowing Base and the Foreign
Accounts Receivable Borrowing Base, each as of the end of the preceding calendar month (or such other dates as may be required by the Agent or the Required Banks during the existence of an Event of Default), and showing the Borrowers' calculations of the then applicable Individual Borrowing Base for each Borrower.

        7.02    Certificates; Other Information7.02     Certificates;
Other Information . The Company shall furnish to the Agent and each Bank:

                (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Sections 8.12 through 8.16, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q, S-1, S-3 and 8K) that the
Company or any Subsidiary may make to, or file with, the SEC within 10 days of filing; and

                (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

        7.03    Notices7.03     Notices .  The Company shall promptly
upon a Responsible Officer becoming aware thereof notify, and shall cause each Subsidiary Borrower to notify, the Agent on behalf of each Bank:

                (a) of the occurrence of any Default or Event of Default;

                (b) of any matter that has resulted or could be reasonably expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                (c) of the occurrence of any of the following events materially and adversely affecting the Company or any ERISA
Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                        (i)  an ERISA Event;

                        (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                        (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                        (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension
Liability.

                (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party;

                (f) the receipt by the Company of an Investment Grade Rating and any change in such rating thereafter within five days of such change;

                (g) the occurrence of any event or fact relating to Joint Ventures of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect
(including, without limitation, any material default known to a Responsible Officer of the Company, as appropriate, by any Person that has any Contractual Obligation relating to any Joint Venture involving the Company or any of its Subsidiaries);

                (h) the sale, negotiation or discounting by any Borrower of any promissory notes of any Japanese Account
Receivable Debtors;

                (i) to the extent it could reasonably be expected to have a Material Adverse Effect, the occurrence of any breach, default, event of default, termination event or other similar event under, any Contractual Obligation pursuant to which the Company or any of its Subsidiaries is licensed or otherwise has the right to use any of its Intellectual Property Licenses, or the receipt of any written claim with respect to any Intellectual
Property License in which the licensor, seller or grantor of such intellectual property rights states its intention (i) to terminate such Intellectual Property License, (ii) to require the Company or any Subsidiary to cease using such intellectual property rights (or any material portion thereof), or to cease marketing or selling products developed based on such intellectual property rights (or any material portion thereof), or (iii) to cease performing its obligations thereunder, and which in each of the cases set forth in clauses (i), (ii) and (iii), could reasonably be expected to have a Material
Adverse Effect; and

                (j) of the commencement of, or any material development in, any litigation, arbitration or other similar proceeding affecting the Company or any Subsidiary with respect to any Intellectual Property License, in which the amount of damages claimed (excluding punitive damages) is $1,000,000 (or its equivalent in another currency or currencies) or more, or in which injunctive or similar relief (whether temporary or permanent) is sought.

                Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action, if any, the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

        7.04    Preservation of Corporate Existence, Etc.7.04
        Preservation of Corporate Existence, Etc.   Except as
otherwise permitted under Sections 8.02 or 8.03, the Company shall, and shall cause each Subsidiary to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) use reasonable efforts consistent with prudent business practices to preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

                (c) use reasonable efforts consistent with prudent business practices, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) preserve or renew all of its Intellectual Property Licenses, the nonpreservation of which could reasonably be expected to have a Material Adverse Effect.

        7.05    Maintenance of Property7.05     Maintenance of
Property . The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by
Section 8.02. The Company and each Subsidiary shall use the standard of care typical in its industry in the operation and maintenance of its facilities.

        7.06    Insurance7.06   Insurance .  The Company shall maintain,
and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other
Persons. Without limiting the generality of the foregoing, the Company shall maintain in effect that certain policy of Insolvency Risk Insurance for the U.S. and Comprehensive Export
Credit Insurance with a policy limit of $20,000,000 and cause the Agent, for the benefit of the Agent on behalf of the Banks, to be named as loss payee under such coverage.

        7.07    Payment of Obligations7.07      Payment of
Obligations . The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, or
(ii) the failure to so pay could reasonably be expected to have a Material Adverse Effect; and

                (b) all lawful claims which, if unpaid, would by law become a Lien upon its property except for Permitted Liens.

        7.08    Compliance with Laws7.08        Compliance with
Laws . The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or where non-compliance would not have a Material Adverse Effect.

        7.09    Compliance with ERISA7.09       Compliance with
ERISA . The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        7.10 Inspection of Property and Books and Records7.10 Inspection of Property and Books and Records . The Company
shall maintain and shall cause each Subsidiary to maintain proper books of record and account, sufficient to prepare financial statements in accordance with GAAP. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine and audit their respective corporate, financial and operating records (including, without limitation, any information relating to calculations in any Borrowing Base Certificate, which audits shall occur at least annually or more frequently in the sole discretion of the Agent and the Required Banks), and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that any audits related to calculations in any Borrowing Base Certificate shall be at the expense of the applicable Borrower; and, provided, further, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the applicable Borrower at any time during normal business hours and without advance notice.

        7.11    Use of Proceeds7.11     Use of Proceeds
 . The Borrowers shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

        7.12    Further Assurances7.12  Further
Assurances . Promptly upon request by the Agent or the Required Banks, the Company and the Subsidiary Borrowers shall (and shall cause any of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order
(i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter granted to the Banks under any Loan Document or under any other document executed in connection therewith.

        7.13    Depository Bank Acknowledgment7.13      Depository Bank
Acknowledgment . The Company and the Subsidiary Borrowers shall cause any bank or financial institution at which any such Person has an account or accounts in which such Person intends to deposit in the aggregate $500,000 (or the foreign currency equivalent) or more, to execute a Depository Bank Acknowledgment prior to depositing $500,000 (or the foreign currency equivalent) or more in any such account or accounts. Those banks or other financial institutions where any Borrower has on deposit $500,000
(or the foreign currency equivalent) are listed in Schedule 7.13 to the Disclosure Letter.

        7.14    Account Receivable Debtor Notification7.14      Account
Receivable Debtor Notification . The Borrowers shall notify all of their Account Receivable Debtors of the Agent's security interest in the applicable Accounts Receivable in accordance with the provisions of the Collateral Documents (or as the Agent otherwise reasonably requires) and shall promptly provide the Agent with evidence of such notification.

        7.15 Requirement to Pledge Additional Collateral7.15 Requirement to Pledge Additional Collateral . If any
Subsidiary's Accounts Receivable or Inventory (other than work in progress Inventory) exceed $2,000,000 in value, the Company shall cause such Subsidiary to pledge such assets in favor of the Agent, for the benefit of the Banks, in a form and manner reasonably satisfactory to the Agent. Any Person that, after the date hereof, becomes a Borrower shall execute such Collateral Documents as the Agent and the Required Banks reasonably require after reasonable prior notice to and consultation with the Company, and the Company shall also pledge 100% of the capital stock of such new Borrower, if such new Borrower is a domestic corporation, or 66% of the capital stock of such new Borrower, if such new Borrower is a foreign corporation, to the Agent pursuant to Collateral Documents reasonably satisfactory to the Agent and the Required Banks.

        7.16 Payments by Account Debtors7.16 Payments by Account Debtors . The Company and each of the Borrowers hereby represent and warrant and covenant that (a) Account Receivable Debtors for the Company and each of such Borrowers (other than Crystal Semiconductor Corporation, Cirrus Logic KK and Pacific Communications Sciences, Inc.) have been instructed to pay all funds owing by such account debtors in respect of Accounts Receivable directly to a specified BofA account or lock box facility located in California or, so long as the Agent continues to consent with respect to foreign Accounts Receivable, to the Company by draft, (b) Account Receivable Debtors for Crystal Semiconductor Corporation will, within 30 days of the Closing Date, have been instructed to pay all funds owing by such account debtors in respect of Accounts Receivable directly to a specified account or lock box facility at Bank of America Texas located in Texas or to a specified deposit account located in California,
(c) Account Receivable Debtors for Pacific Communications Sciences, Inc. have been instructed to pay all funds in respect of Accounts Receivable directly to a specified account or lock box facility at Silicon Valley Bank or BofA located in California and (d) Account Receivable Debtors for Cirrus Logic KK have been instructed to pay all funds owing by such Account Receivable Debtors in respect of Accounts Receivable directly to a specified account or lock box facility at a bank located in Japan or in California or, so long as the Agent continues to consent with respect to foreign Accounts Receivable, to the Company by draft.
 The Company and each of the Borrowers agree that (i) they will not alter, change or modify those payment instructions to their respective Account Receivable Debtors, and (ii) they will take all steps necessary or desirable to continue and maintain the practice of having all Account Receivable Debtors make payments as set forth above.

        7.17    Final Documentation7.17 Final
Documentation . Within 30 days of the Closing Date, the Borrowers agree to deliver or cause to be delivered to the Agent and the Banks a memorandum describing the Joint Ventures in form and substance reasonably satisfactory to the Agent and the Banks and, within 15 days of the Closing Date, the Borrowers agree to deliver or cause to be delivered to the Agent and the Banks (a) such documents as are necessary in the reasonable discretion of the Agent to create perfected Liens (or the customary equivalent in foreign countries) on the Collateral in such jurisdictions as the Agent reasonably requires, (b) legal opinions related to such Liens reasonably satisfactory to the Agent, (c) Depository Bank Acknowledgments in a form reasonably satisfactory to the Agent from all financial institutions that are required pursuant to
Section 7.13 and (d) such other documents as the Agent or the Banks reasonably require.

ARTICLE VIII

NEGATIVE COVENANTSARTICLE VIII

NEGATIVE COVENANTS

        So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity obligations which remain inchoate at such time) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

        8.01    Limitation on Liens8.01 Limitation on
Liens . (i) The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Subsidiary, on the Closing Date and set forth in Schedule 8.01 to the Disclosure
Letter securing Indebtedness outstanding on such date or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens provided that the original aggregate principal amount thereof does not increase;

                (b)     any Lien created under any Loan Document;

                (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

                (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or that are being contested in good faith and by appropriate proceedings and which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the Company's, or any Subsidiary's, property generally;

                (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (f) Liens (other than a Lien on the Collateral) on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                (g) Liens (other than a Lien on the Collateral) consisting of judgment or judicial attachment liens not constituting an Event of Default under Section 9.01(i), provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000;

                (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries, taken as a whole;

                (i) Liens on (i) the stock or assets of corporations which become Subsidiaries after the date of this Agreement,
(ii) assets which are acquired at the time a Person merges with or into the Company or a Subsidiary pursuant to Section 8.03, and
(iii) assets acquired by the Company or a Subsidiary pursuant to
Section 8.04, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries or at the time the assets were acquired and were not created in anticipation thereof;

                (j) purchase money security interests on any property acquired or held by the Company and its Subsidiaries in the ordinary course of business (other than Collateral), securing
Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property concurrently with or within 180 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction
(and accessions, additions, attachments thereto, fixtures and maintenance supplies related to real estate financed or proceeds
(including insurance proceeds) and replacements thereof),
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the Indebtedness relating to such Lien is permitted by Section 8.05.

                (k) Liens securing obligations in respect of capital leases on assets subject to such leases (other than Collateral), provided that such Liens do not exceed the capitalized, in place value of the property and such capital leases are otherwise permitted hereunder and the Indebtedness relating to such Lien is permitted by Section 8.05;

                (l) Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company, any Subsidiary, Ciror or Cirel to provide collateral to the depository institution with respect to otherwise unrelated obligations of the Company or any such Subsidiary to such depository institution;

                (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis
Permitted Swap Obligations only, provided, that the aggregate value of such collateral so pledged by the Company, or the Subsidiaries together in favor of any counterparty does not at any time exceed $5,000,000;

                (n) Liens incurred in connection with sale-leaseback transactions permitted under Section 8.02 hereof (other than Collateral);
                (o) Liens consisting of precautionary financing statements filed in connection with operating leases and Liens granted to secure obligations with respect to "off balance sheet" or "synthetic" leases (i.e., leases where for tax purposes the lessee is treated as the owner of the leased property but for GAAP purposes the lease is treated as an operating lease and the lessor is treated as the owner of the leased property);

                (p) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business which do not interfere in any material respect with the business operations of the Company and its Subsidiaries taken as a whole;

                (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (r) Liens on insurance proceeds securing the payment of financed insurance premiums; and

                (s) Liens with respect to cash collateral securing letters of credit not issued pursuant to this Agreement in an amount outstanding at any time not to exceed $15,000,000 to the extent permitted under Sections 8.05 or 8.08.

                Additionally, the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement and any other Loan Document) prohibiting the creation or assumption of any Lien upon any of its properties, revenues or assets (a "Negative Pledge"), whether now owned or hereafter acquired, other than (i) Negative Pledges granted in connection with real or personal property financing arrangements to the extent permitted by Section 8.01(j) and Section 8.01(k) in favor of the Persons providing such financing, pursuant to which the Company or Subsidiary, as applicable, agrees not to create or assume any Lien upon or with respect to the equipment or real estate being financed (together with replacements, additions, attachments, accessions, fixtures and maintenance supplies related to real estate being financed, and proceeds (including insurance proceeds) thereof); and (ii) Negative Pledges by the Company other than Negative Pledges relating to the Collateral.

        8.02    Disposition of Assets8.02       Disposition of
Assets . The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) (a "Transfer") or enter into any agreement to do any of the foregoing, except:

                (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                (c) Transfers consisting of the granting of non-exclusive licenses and similar arrangements for the use of the property of the Company or its Subsidiaries;

                (d) Transfers constituting Investments in Cash Equivalents permitted under Section 8.04 or the liquidation of such Investments;

                (e) Transfers from any Subsidiary which is a Borrower or a Guarantor to another Subsidiary which is a Borrower or a Guarantor or to the Company, Transfers from any Subsidiary which is not a Borrower or a Guarantor to another Subsidiary and any Transfers from the Company to a Subsidiary that are Investments permitted under Section 8.04; provided, that all such Transfers are in the ordinary course of business;

                (f) Transfers in connection with sale-leaseback transactions which relate to operating leases, or relate to capital leases;

                (g) sales of Accounts Receivable or promissory notes representing Accounts Receivable in Japan in the ordinary course of business and consistent with past practices, provided, that no such sales shall be permitted if such Accounts Receivable or promissory notes have been included in any Foreign Borrowing Base calculation;

                (h) Transfers of equipment required pursuant to any contracts under which Joint Venture Obligations arise or which are permitted under Section 8.04 as a capital contribution to the Joint Ventures, in each case, in connection with Joint Ventures permitted under Section 8.17 hereof; and

                (i) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate book value of all assets so sold by the Company and its Subsidiaries, together, shall not in cumulative amount after the Closing Date exceed an amount greater than 15% of the Borrower's consolidated total assets measured on the Closing Date.

        8.03 Consolidations and Mergers8.03 Consolidations and Mergers . The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:
                (a) any Subsidiary may merge with the Company or another Subsidiary, provided, that, in a merger involving the Company, the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided, that if any transaction shall be between a Subsidiary and a Wholly-
Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or any Wholly-Owned Subsidiary; and

                (c) any Subsidiary of the Company may merge or consolidate with or into any other entity, or any other entity may merge with or into the Company or any Subsidiary, in connection with any acquisition by the Company or any Subsidiary provided, (i) the other entity engages in a line of business which would be permitted under Section 8.11; (ii) the resulting entity is the Company or a Wholly-Owned Subsidiary of the Company; (iii) the aggregate amount of cash invested and debt assumed in all transactions under this paragraph (c) of
Section 8.03 (taken together with all Investments pursuant to Section 8.04(d) and Section 8.04(j)) shall not exceed 20% of consolidated total assets of the Company as of the end of the fiscal quarter immediately preceding such merger; and (iv) no Default or Event of Default has occurred or would occur as a result of such merger or consolidation.

        8.04    Loans and Investments8.04       Loans and
Investments . The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                (a) Investments held by the Company or Subsidiary in the form of Cash Equivalents;

                (b) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                (c) Investments by the Company in any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries and Investments of Subsidiaries in the Company;

                (d) Investments incurred in order to consummate Acquisitions and Joint Ventures (but not including those permitted under clause (e) below) otherwise permitted herein, provided, that (i) the book value (as to the purchaser) of any such Acquisition or Joint Venture, together with such value of all prior Acquisitions and prior Joint Ventures and investments pursuant to Section 8.03(c) undertaken by the Company and its Subsidiaries after the Closing Date, shall not exceed (when combined with Investments permitted pursuant to Section 8.04(j)) at the time of such Investment 20% of consolidated total assets of the Company as calculated as of the end of the fiscal quarter immediately preceding such Acquisition or Joint Venture,
(ii) such Acquisitions or Joint Ventures are undertaken in accordance with all applicable Requirements of Law; and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

                (e) Investments required in connection with Joint Ventures existing on the date hereof, pursuant to documentation relating to such Joint Ventures as in effect on the date hereof, that are permitted under Section 8.17(i) through 8.17(iv);

                (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                (g) Investments arising from transactions by the Company or any of its Subsidiaries with customers or suppliers in the ordinary course of business, including Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business and in the exercise of the reasonable business judgment of the Company or such Subsidiary, provided that with respect to Investments received in settlement of trade receivables, such trade receivables are fully reserved against (in accordance with GAAP) on the books of the Company or such Subsidiary or are less than one year overdue;

                (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business;

                (i) Investments accepted or made in connection with Transfers permitted by Section 8.02; and

                (j) Investments which represent minority interests and other Investments in other Persons existing on the Closing Date or made thereafter so long as the value of all such Investments, together with all Investments permitted pursuant to Sections 8.03(c) and 8.04(d), shall not exceed at the time of any such Investment 20% of consolidated total assets of the Company calculated as of the end of the immediately prior fiscal quarter.

        8.05 Limitation on Indebtedness8.05 Limitation on Indebtedness . The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (a)     Indebtedness incurred pursuant to this Agreement;

                (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

                (c) Indebtedness existing or planned on the Closing Date and set forth in Schedule 8.05 of the Disclosure Letter;

                (d) Indebtedness secured by Liens permitted by subsection 8.01(j), (k) and (s);

                (e) Indebtedness which is subordinated to the Obligations on terms and conditions satisfactory to the Agent and the Required Banks;

                (f) additional unsecured Indebtedness in an aggregate outstanding amount (inclusive of Contingent Obligations pursuant to Section 8.08(i)(A)) not to exceed $50,000,000;

                (g) Indebtedness of any Subsidiary to the Company or another Subsidiary which constitutes an Investment permitted under Section 8.04;

                (h) Indebtedness of the Company to any Subsidiary, Indebtedness of any Subsidiary Borrower to any other Subsidiary
Borrower and Indebtedness of any Subsidiary to any Subsidiary which is not a Subsidiary Borrower;

                (i) Indebtedness with respect to deferred compensation or employee benefit programs incurred in the ordinary course of business or in connection with the discontinuance or sale of businesses or facilities;

                (j) Indebtedness incurred in connection with Joint Ventures permitted under clauses (i) through (iv) of
Section 8.17; and

                (k) Indebtedness incurred in connection with Permitted Swap Obligations; and

                (l) Indebtedness incurred in connection with Acquisitions permitted by this Agreement.

        8.06    Transactions with Affiliates8.06        Transactions
with Affiliates . The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company except as expressly permitted herein or in the ordinary course of business, and (i) with respect to Affiliates which are not Subsidiaries or Joint Ventures, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and (ii) with respect to Subsidiaries or Joint
Ventures, upon fair and reasonable terms.

        8.07    Use of Proceeds8.07     Use of Proceeds
 . The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

        8.08    Contingent Obligations8.08      Contingent
Obligations . The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b)     Permitted Swap Obligations;

                (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in
Schedule 8.08 to the Disclosure Letter;

                (d) Contingent Obligations with respect to Surety Instruments incurred pursuant to the requirements of any Governmental Authority;

                (e) Contingent Obligations with respect to Joint Ventures permitted under Section 8.17(i) through (iv) hereof pursuant to documentation relating to such Joint Ventures as in effect on the date hereof;

                (f) Contingent Obligations of any Subsidiary with respect to obligations of the Company or another Subsidiary (so long as the primary obligation is permitted hereunder);

                (g) Contingent Obligations of the Company with respect to the obligations of any Subsidiary (so long as the primary obligation is permitted hereunder);

                (h) Contingent Obligations consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of the Company or its Subsidiaries in respect of transactions entered into in the ordinary course of business; and

                (i) other Contingent Obligations (A) which result from money being borrowed by any Person in an aggregate amount not to exceed $50,000,000 at any one time outstanding (when aggregated with Indebtedness permitted under Section 8.05(f)) and (B) which do not result from any money being borrowed by any Person in an aggregate amount not to exceed $50,000,000 at any one time outstanding.

        8.09    Restricted Payments8.09 Restricted
Payments . The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding or repurchase or redeem its subordinated debt; except that, subject to the terms of the Pledge Agreement, the Company and any Subsidiary may:

                (a) declare and make dividend payments or other distributions payable solely in its common stock;

                (b) purchase, redeem or otherwise acquire (i) shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or (ii) non-cash rights distributed in connection with any stockholders' rights plan;

                (c) in the case of a Subsidiary, to the extent it is a Wholly-Owned Subsidiary, declare or pay dividends to its parent;
provided, that such parent is either the Company or a Wholly-
Owned Subsidiary of the Company; and

                (d) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares or repurchase or redeem its subordinated debt for cash solely out of 25% of cumulative net income (including any losses) of the Company and its Subsidiaries arising after the end of the first fiscal quarter ending after the Closing Date and computed on a cumulative consolidated basis, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist.

        8.10    ERISA8.10       ERISA .  The Company shall not, and shall not
suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of 5% of Tangible Net
Worth; or (b) engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

        8.11    Change in Business8.11  Change in
Business . The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

        8.12    Adjusted Quick Ratio8.12        Adjusted Quick
Ratio . The Company shall not suffer or permit its Adjusted Quick Ratio as of the end of any fiscal quarter to be less than
(a) 0.75 to 1.00 from the Closing Date through December 31, 1996 and (b) 1.00 to 1.00 thereafter.

        8.13    Tangible Net Worth8.13  Tangible Net
Worth . The Company shall not permit its Tangible Net Worth (determined on a consolidated basis) as of the end of any fiscal quarter to be less than the sum of (a) $402,542,000 plus
(b) seventy-five percent (75%) of quarterly net income for each fiscal quarter subsequent to the quarter ended December 30, 1995, with no reduction for net losses, plus (c) seventy-five percent (75%) of the net proceeds of any equity securities and subordinated debt issued by the Company after the fiscal quarter ended December 30, 1995.

        8.14    Modified Debt to Tangible Net Worth Ratio8.14   Modified
Debt to Tangible Net Worth Ratio . The Company shall not permit its ratio as of the end of any fiscal quarter of total consolidated Modified Debt to consolidated Tangible Net Worth
(plus a permitted adjustment of $50,000,000) to be greater than
(a) 1.25 to 1.00 from the Closing Date through December 31, 1996 and (b) 1.00 to 1.00 thereafter.

        8.15    Minimum Cash Flow8.15   Minimum Cash
Flow . The Company shall not permit its EBITD for its fiscal quarter ending on March 31, 1996 to be a loss more than $108,000,000 (provided, however, that this amount shall include, an inventory reserve of not less than $50,000,000) and, thereafter, EBITD shall be in the minimum amounts set forth below:


Period
Minimum
EBITD

 Fiscal quarter ending June 29, 1996
$5,000,000

 Fiscal quarter ending September 28, 1996
$20,000,000

 Fiscal quarter ending December 28, 1996
$45,000,000

 Thereafter
$145,000,000 calculated on a rolling four quarter basis, with each period of four consecutive fiscal quarters constituting a single accounting period



        8.16    Accounting Changes8.16  Accounting
Changes . The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

        8.17    Joint Ventures8.17      Joint Ventures .
 The Company shall not, and shall not suffer to permit any Subsidiary to, enter into or suffer to exist any Joint Venture, other than the (i) MiCRUS Joint Venture, (ii) the AT&T Partnership, (iii) the arrangements in connection with the 1995 Wafer Supply Agreement, dated as of August 25, 1995 between Taiwan Semiconductor Manufacturing Company, Ltd. and Cirrus Logic International, Ltd. and (iv) the arrangements in connection with the Foundry Venture Agreement, dated as of September 29, 1995, between Cirrus and United MicroElectronics Corporation and the Fab Ven Foundry Capacity Agreement, dated as of September 29, 1995, among Fab Ven, United MicroElectronics Corporation and the Company, and (v) Joint Ventures permitted under Section 8.04(d).


ARTICLE IX

EVENTS OF DEFAULTARTICLE IX

EVENTS OF DEFAULT

        9.01    Event of Default9.01    Event of Default
 .  Any of the following shall constitute an "Event of Default":

                (a)     Non-Payment(a)  Non-Payment .
Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation (including, without limitation, failure to provide cash collateral as required by this Agreement), or (ii) within 3 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b)     Representation or Warranty(b)   Representation
or Warranty . Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan
Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made;
or

                (c)     Specific Defaults(c)    Specific
Defaults . The Company or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of
Section 7.04(a), Section 7.10, 7.16, 7.17 or in Article VIII; or

                (d)     Other Defaults(d)       Other Defaults .
 The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 10 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                (e)     Cross-Default(e)        Cross-Default .
 (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (ii) any indebtedness is not paid upon maturity or the holder or holders of any Indebtedness (or a trustee or agent on behalf of such holder or holders) declare to be due and payable on maturity or prior to its stated maturity or to require cash collateral for any Indebtedness where the amount not paid, so declared payable or required to be collateralized exceeds $1,000,000; or

                (f)     Insolvency; Voluntary Proceedings(f)
        Insolvency; Voluntary Proceedings . The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course (other than any Subsidiary which on the Closing Date is not a Borrower and the cessation of the activities of which could not reasonably be expected to have a Material Adverse Effect); (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                (g)     Involuntary Proceedings(g)      Involuntary
Proceedings . (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                (h)     ERISA(h)        ERISA .  (i) An ERISA Event shall occur
with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 3% of Tangible Net Worth; or (iii) the Company, any
Subsidiary or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

                (i)     Monetary Judgments(i)   Monetary
Judgments . One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                (j)     Non-Monetary Judgments(j)       Non-Monetary
Judgments . Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (k)     Change of Control(k)    Change of
Control .  There occurs any Change of Control; or

                (l)     Collateral(l)   Collateral .

                        (i) any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company, any Subsidiary Borrower or any Guarantor party thereto or any Company, any Subsidiary Borrower or any Guarantor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                        (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected (or the foreign law equivalent) and first priority security interest subject only to Permitted Liens and exceptions noted on Schedule 6.03 to the Disclosure Letter.

                (m)     Joint Ventures(m)       Joint Ventures .
 Any breach or default occurs under any guaranty or other material contractual obligation of the Company or any Borrower with respect to any Joint Venture (i) that consists of the failure to pay upon maturity an amount in excess of $5,000,000 or permits a Person to declare an amount in excess of $5,000,000 to be due or payable prior to its stated maturity or to require cash collateral for any such amount or (ii) that results in a loss or judgment in an amount in excess of $5,000,000;

                (n)     Adverse Change(n)       Adverse Change .
 There occurs a Material Adverse Effect; or

                (o)     Guarantor Defaults(o)   Guarantor
Defaults . Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement contained in any Guaranty; or any term, covenant or agreement in any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated by any Guarantor, or any Guaranty otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

        9.02    Remedies9.02    Remedies .  If any Event of Default
occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

                (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                (b) require the Company or any Subsidiary Borrower to Cash Collateralize and/or declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit
(whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other
Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan
Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

        9.03    Rights Not Exclusive9.03        Rights Not
Exclusive . The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


ARTICLE X

THE AGENTARTICLE X

 THE AGENT

        10.01  Appointment and Authorization; "Agent."10.01
Appointment and Authorization; "Agent."   (a) Each Bank hereby
irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.
 Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing
Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and
(ii) as additionally provided in this Agreement with respect to the Issuing Bank.

        10.02 Delegation of Duties10.02 Delegation of Duties . The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        10.03 Liability of Agent10.03 Liability of Agent . None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        10.04 Reliance by Agent10.04 Reliance by Agent . (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks (or, where required, all the Banks) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks (or, where required, all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        10.05 Notice of Default10.05 Notice of Default . The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or any of the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

        10.06 Credit Decision10.06 Credit Decision . Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

        10.07 Indemnification of Agent10.07 Indemnification of Agent . Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this
 Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        10.08 Agent in Individual Capacity10.08 Agent in Individual Capacity . BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

        10.09 Successor Agent10.09 Successor Agent . The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

        10.10 Withholding Tax10.10 Withholding Tax . (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank is eligible for an exemption from, or a reduction of, U.S. withholding tax under Sections
1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                        (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS
Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                        (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS
Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to notify the Agent of the percentage amount which it is no longer the beneficiary owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 4224 as no longer valid.

                (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, or a Bank is not eligible for a reduction or exemption from withholding, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        10.11 Collateral Matters10.11 Collateral Matters . (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (provided, that the Agent shall retain all cash collateral received in respect of Letters of Credit until and unless such Letters of Credit are subsequently surrendered) (i) upon termination of the Commitments, the surrender of all Letters of Credit not Cash
Collateralized and payment in full of all Loans and all other
Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company, any Subsidiary Borrower, any Guarantor or any of their Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company, any Subsidiary Borrower, any Guarantor or any of their Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company, any Subsidiary Borrower, any Guarantor or any of their Subsidiaries to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Banks or all the Banks, as the case may be, as provided in subsection 11.01(g). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

                (c) Each of the Banks acknowledges that, in connection with creating, taking, perfecting or enforcing security interests in foreign countries or jurisdictions, the Agent may need to be denominated as "security trustee" (which is the case in connection with the creation of a security interest in Scotland) or named or designated by some title or description other than "agent." Each of the Banks, therefore, agrees that, in the event the Agent uses the designation "security trustee" or some other designation, the use of such name, designation or phrase shall not in any way alter, amend or modify the nature and scope of the Agent's duties and obligations as set forth in this Agreement.
Without limiting the generality of the foregoing, the use of the designation "security trustee" or any other phrase utilizing the word "trustee" shall not create or impose on the Bank any fiduciary or heightened obligation for the benefit of the Banks.
In all instances, regardless of (i) the description or name used by the Agent or (ii) any statements about, or descriptions of, the Agent contained in any Collateral Documents, the express terms of this Agreement shall exclusively define and govern the Agent's duties and obligations to the Banks.

        10.12 Co-Agent10.12 Co-Agent . Unless otherwise agreed in writing, a Bank that is designated as "Co-Agent" shall not act as, and shall not have any rights, duties or obligations hereunder as, Agent.


ARTICLE XI

MISCELLANEOUSARTICLE XI

MISCELLANEOUS

        11.01 Amendments and Waivers11.01 Amendments and Waivers . No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company or the applicable Subsidiary and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and any applicable Subsidiary and acknowledged by the Agent, do any of the following:

                (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to this Agreement);

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document or, amend or modify
Section 2.07;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other
Loan Document;

                (d) increase any applicable percentage advance rate set forth in the definitions of "Domestic Accounts Receivable
Borrowing Base," "Foreign Accounts Receivable Borrowing Base" or
"Purchased Equipment Borrowing Base" in Section 1.01 (including
Schedule 1.01(e)(iv) related thereto), or amend the definition of "Eligible Domestic Accounts Receivable," "Eligible Foreign
Accounts Receivable," "Eligible Purchased Equipment," "Individual
Borrowing Base," "Domestic Borrowing Base," or "Foreign Borrowing
Base" in any respect that would reasonably be anticipated to increase the Domestic Borrowing Base or the Foreign Borrowing
Base or any Individual Borrowing Base, or waive any provision thereof that would reasonably be expected to have such effect;

                (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                (f) amend this Section, the definition of "Required Banks" or Section 2.14, or any provision herein providing for consent or other action by all Banks;

                (g) change any requirements for cash collateralization under Section 3.07; or

                (h) release any portion of the Collateral except pursuant to Section 8.02 (as in effect on the Closing Date) and as otherwise may be provided in the Collateral Document (as in effect on the Closing Date), or except where the consent of the Required Banks only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

        11.02 Notices11.02 Notices . (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company or any of its Subsidiaries by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or any of its Subsidiaries or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery;
except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone, facsimile or electronic transmission is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or other
Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic, facsimile or electronic transmission notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic, facsimile or electronic transmission notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic, facsimile or electronic transmission notice.

        11.03 No Waiver; Cumulative Remedies11.03 No Waiver; Cumulative Remedies . No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        11.04  Costs and Expenses11.04  Costs and Expenses .  The
Borrowers shall:

                (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) and the other Banks within ten
Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) and the other Banks in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) and the other Banks with respect thereto;

                (b) pay or reimburse the Agent, the Arranger and each Bank within ten Business Days after demand (subject to subsection
5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                (c) pay or reimburse BofA (including in its capacity as Agent) and the other Banks within ten Business Days after demand
(subject to subsection 5.01(e)) for all appraisal (including the allocated cost of internal appraisal services), borrowing base and other audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA
(including in its capacity as Agent) and the other Banks in connection with the matters referred to under subsections (a) and
(b) of this Section.

        11.05 Indemnification11.05 Indemnification . Whether or not the transactions contemplated hereby are consummated, the Borrowers, jointly and severally, shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        11.06 Payments Set Aside11.06 Payments Set Aside . Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        11.07 Successors and Assigns11.07 Successors and Assigns . The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company and any Subsidiary Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

        11.08  Assignments, Participations, Etc.11.08  Assignments,
Participations, Etc.   (a) Any Bank may, with the written consent
of the Company, the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to another Bank or to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 or any lesser amount that constitutes a Bank's entire remaining Commitment; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, if requested, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank).
Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company
(a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the applicable Borrower, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan
Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the applicable Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        11.09 Confidentiality11.09 Confidentiality . Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company or a Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company or such Subsidiary known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process, provided that the Company is given notice and an opportunity to seek a protective order other than if such subpoena or court process prohibits or effectively precludes such action; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates. Notwithstanding any provision of this Agreement to the contrary, while no Default or Event of Default exists, neither the Company nor any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussions of, any document, information or other matter that
(i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) in respect to which disclosure to Agent or any Bank (or their designated representatives) is then prohibited by (a) law, or (b) an agreement binding upon the Company or any Subsidiary that was not entered into by the Company or such Subsidiary for the primary purpose of concealing information from Agent or any Bank.

        11.10 Set-off11.10 Set-off . In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        11.11 Automatic Debits of Fees11.11 Automatic Debits of Fees . With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Borrowers hereby irrevocably authorize BofA to debit any deposit account of each Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        11.12  Notification of Addresses, Lending Offices, Etc.11.12
 Notification of Addresses, Lending Offices, Etc.   Each Bank
shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        11.13 Counterparts11.13 Counterparts . This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        11.14 Severability11.14 Severability . The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        11.15 No Third Parties Benefited11.15 No Third Parties Benefited . This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        11.16 Governing Law and Jurisdiction11.16 Governing Law and Jurisdiction . (a) THIS AGREEMENT AND THE NOTES SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL
RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS
OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE
NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF
THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS
CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-
EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE BORROWERS,
THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION,
INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE
GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED
HERETO.  THE BORROWERS, THE AGENT AND THE BANKS EACH WAIVE
PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS,
WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        11.17 Waiver of Jury Trial11.17 Waiver of Jury Trial . THE BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED
UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER
LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY
TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH
RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM
OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A
JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE
THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY
OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        11.18 Judgment11.18 Judgment . If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.
The obligation of the Borrowers in respect of any such sum due to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

        11.19  Limited Joint and Several Obligations; Obligations
Absolute11.19  Limited Joint and Several Obligations; Obligations
Absolute .

                (a) Each Domestic Borrower hereby agrees that, except as otherwise expressly provided herein, all of the Obligations of both the Domestic Borrowers and the Foreign Borrowers are the joint and several obligations of all of the Domestic Borrowers and acknowledges that each Loan to, and each Letter of Credit
Issued for the account of, any Borrower will benefit each of the Borrowers. Subject to the provisions of this Section 11.19, each Domestic Borrower hereby further agrees and unconditionally guarantees to the Banks, the Issuing Bank and the Agent that the Obligations of the Borrowers other than such Domestic Borrower under this Agreement, (such Obligations of the other Borrowers being referred to herein, with respect to each Borrower, as the "Other Borrowers' Obligations") shall be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks, the Issuing Bank or the Agent with respect thereto. The liability of each Domestic Borrower for the Other Borrowers'
Obligations shall be absolute and unconditional irrespective of:

                        (i) any lack of validity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument relating hereto or thereto;

                        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Other
Borrowers' Obligations, or any other amendment or waiver of, or any consent to departure from, this Agreement or the other
Loan Documents;

                        (iii) any exchange, release or non-perfection of any Collateral, or any release, amendment or waiver of, or consent to departure from, any Guaranty, for all or any of the Other Borrowers' Obligations; or

                        (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower other than such Domestic Borrower or a guarantor.

Each Domestic Borrower's Obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Other Borrowers' Obligations is rescinded or must otherwise be returned by the Banks, the Issuing Bank or the Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                (b) Each Domestic Borrower hereby waives, to the extent permitted by applicable law, with respect to the Other Borrowers'
Obligations:

                        (i) any requirement that the Agent, any Bank or the Issuing Bank perfect, secure or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral;

                        (ii) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Bank or the Issuing Bank (including, without limitation, an election to nonjudicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any Borrower or any other Person or any Collateral;

                        (iii) any defense arising by reason of the failure of any Borrower or any of its Subsidiaries to properly execute any Loan Document or otherwise comply with applicable legal formalities;

                        (iv)  any defense or benefits that may be derived
from California Civil Code   2808, 2809, 2810, 2819, 2845 or
2850, or California Code of Civil Procedure   580a, 580d or
726, or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction;

                        (v) any duty on the part of the Agent, any Bank or the Issuing Bank to disclose to such Borrower any matter, fact or thing relating to the business, operation or condition of any of the other Borrowers and their respective assets now known or hereafter known by the Agent, any Bank or the Issuing Bank;

                        (vi) all benefits of any statute of limitations affecting such Borrower's liability in respect of the Other
Borrowers' Obligations;

                        (vii)  all setoffs and counterclaims;

                        (viii) promptness, diligence, presentment, demand for performance and protest;

                        (ix)  notice of nonperformance, default,
acceleration, protest or dishonor;

                        (x) except for any notice otherwise required by applicable laws that may not be effectively waived by such Borrower, notice of sale or other disposition of any Collateral; and

                        (xi)  notice of the existence, creation or
incurring of any Other Borrowers' Obligations.

                (c) Each Foreign Borrower hereby agrees that, except as otherwise expressly provided herein, all of the Obligations of the Foreign Borrowers set forth herein are the joint and several obligations of all of the Foreign Borrowers and acknowledges that each Loan to, and each Letter of Credit Issued for the account of, any Foreign Borrower will benefit each Foreign Borrower. Each
Foreign Borrower hereby further agrees and unconditionally guarantees to the Banks, the Issuing Bank and the Agent that the Obligations of the Foreign Borrowers other than such Foreign
Borrower under this Agreement, (such obligations of the other
Foreign Borrowers being referred to herein, with respect to each Foreign Borrower, as the "Other Foreign Borrowers' Obligations") shall be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks, the Issuing Bank or the Agent with respect thereto. The liability of each Foreign Borrower for the Other Foreign Borrowers' Obligations shall be absolute and unconditional irrespective of:

                        (i) any lack of validity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument relating hereto or thereto;

                        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Other
Foreign Borrowers' Obligations, or any other amendment or waiver of, or any consent to departure from, this Agreement or the other Loan Documents;

                        (iii) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of, or consent to departure from, any Guaranty, for all or any of the Other Foreign Borrowers' Obligations; or

                        (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Foreign Borrower other than such Foreign Borrower or a guarantor.

Each Foreign Borrower's Obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Other Foreign Borrowers' Obligations is rescinded or must otherwise be returned by the Banks, the Issuing Bank or the Agent upon the insolvency, bankruptcy or reorganization of any Foreign Borrower or otherwise, all as though such payment had not been made.

                (d) Each Foreign Borrower hereby waives, to the extent permitted by applicable law, with respect to the Other Foreign
Borrowers' Obligations:

                        (i) any requirement that the Agent, any Bank or the Issuing Bank perfect, secure or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against any Foreign Borrower or any other Person or any Collateral;

                        (ii) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Bank or the Issuing Bank (including, without limitation, an election to nonjudicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any Foreign Borrower or any other Person or any Collateral;

                        (iii) any defense arising by reason of the failure of any Foreign Borrower or any of its Subsidiaries to properly execute any Loan Document or otherwise comply with applicable legal formalities;

                        (iv)  any defense or benefits that may be derived
from California Civil Code   2808, 2809, 2810, 2819, 2845 or
2850, or California Code of Civil Procedure   580a, 580d or
726, or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction;

                        (v) any duty on the part of the Agent, any Bank or the Issuing Bank to disclose to such Foreign Borrower any matter, fact or thing relating to the business, operation or condition of any of the other Foreign Borrowers and their respective assets now known or hereafter known by the Agent, any Bank or the Issuing Bank;

                        (vi) all benefits of any statute of limitations affecting such Foreign Borrower's liability in respect of the Other Foreign Borrowers' Obligations;

                        (vii)  all setoffs and counterclaims;

                        (viii) promptness, diligence, presentment, demand for performance and protest;

                        (ix)  notice of nonperformance, default,
acceleration, protest or dishonor;

                        (x) except for any notice otherwise required by applicable laws that may not be effectively waived by such Foreign Borrower, notice of sale or other disposition of any Collateral; and

                        (xi)  notice of the existence, creation or
incurring of any Other Foreign Borrowers' Obligations.

                (e) Notwithstanding anything to the contrary herein or in any Loan Document, no Foreign Borrower or Foreign Subsidiary shall have any liability for any Obligation of any Domestic
Borrower or Domestic Subsidiary under this Section 11.19.

        11.20 Entire Agreement11.20 Entire Agreement . This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, any Subsidiary Borrower, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


        CIRRUS LOGIC, INC.


        By:

        Title:



        CIRRUS LOGIC INTERNATIONAL, LTD.


        By:

        Title:




        CRYSTAL SEMICONDUCTOR CORPORATION


        By:

        Title:




        PACIFIC COMMUNICATIONS SCIENCES, INC.


        By:

        Title:




        CIRRUS LOGIC KK


        By:

        Title:




        BANK OF AMERICA NATIONAL TRUST
        AND SAVINGS ASSOCIATION,
        as Agent


        By:

        Title:

        BANK OF AMERICA NATIONAL TRUST
        AND SAVINGS ASSOCIATION, as
        Issuing Bank


        By:

        Title:

        BANK OF AMERICA NATIONAL TRUST
        AND SAVINGS ASSOCIATION, as a Bank


        By:

        Title:


        THE BANK OF NOVA SCOTIA, as a Bank and
as Co-Agent


        By:

        Title:



        MORGAN GUARANTY TRUST COMPANY OF NEW
YORK, as a Bank and as Co-Agent


        By:

        Title:



        THE FIRST NATIONAL BANK OF BOSTON, as a
Bank and as Co-Agent


        By:

        Title:



        SCHEDULE 2.01




COMMITMENTS
AND PRO RATA SHARES



                Pro Rata
         Bank   Commitment      Share

Bank of America National
Trust and Savings
Association     $50,000,000     25%


The Bank of Nova Scotia $50,000,000     25%


The First National Bank of Boston       $50,000,000     25%


Morgan Guaranty Trust Company
of New York     $50,000,000     25%

        TOTAL   $200,000,000    100%


SCHEDULE 11.02


OFFSHORE AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:      Wendy Young
                        Vice President
                        Telephone: (415) 436-3420
                        Facsimile: (415) 436-2700



AGENT'S PAYMENT OFFICE:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
ABA No. 121-000-358
For Credit to Acct. No. 12332-15018
Ref:  Cirrus Logic, Inc.



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 California Street, 41st Floor
San Francisco, California 94104
Attention:      Corporate Banking
                        High Technology
                        Michael J. McCutchin
                        Telephone:  (415) 622-4589
                        Facsimile:  (415) 622-2514

 BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Issuing Bank


Address for Notices:

International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017

THE BANK OF NOVA SCOTIA

Domestic and Offshore Lending Offices:

The Bank of Nova Scotia
600 Peachtree St., Suite 2700
Atlanta, GA  30308
Attention:  Dana Hall
Telephone:  (404) 877-1553
Facsimile:  (404) 888-8998

Notices:

The Bank of Nova Scotia
580 California St., Suite 2100
San Francisco, CA  94104
Attention:  Chris Johnson
Telephone:  (415) 986-1100
Facsimile:  (415) 397-0791


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Domestic Lending Office:

Morgan Guaranty Trust Company of New York
22/60 Wall Street
New York, NY 10260-0060

Offshore Lending Office:

Morgan Guaranty Trust Company of New York
Nassau Bahamas Office c/o J.P. Morgan Services Inc.
Euro-Loan Servicing Unit
500 Stanton Christiana Rd.
Newark, DE  19713-2107

Notices:

Morgan Guaranty Trust Company of New York
22/60 Wall Street
New York,NY  10260-0060
Attention:  David Ellis
 Telephone:  (212) 648-7638
Facsimile:  (212) 648-5014/5023

THE FIRST NATIONAL BANK OF BOSTON

Domestic and Offshore Lending Office:

The First National Bank of Boston
100 Federal Street
Boston, MA  02110
Attention:  Michael Walker
Telephone:  (617) 434-9625
Facsimile:  (617) 434-9820

Notices:

The First National Bank of Boston
435 Tasso St., Suite 250
Palo Alto, CA  94301
Attention:  Maria Fischer and Michelle Arellano
Telephone:  (415) 853-0404
Facsimile:  (415) 853-1425




        SCHEDULE 1.01(g) TO DISCLOSURE LETTER

        GUARANTIES


1. Guaranty dated as of April 30, 1996 by Cirrus Logic, Inc. in favor of Bank of America National Trust and Savings
Association, as Agent

2.      Guaranty dated as of April 30, 1996 by Cirrus Logic
International, Ltd. in favor of Bank of America National
Trust and Savings Association, as Agent

3. Guaranty dated as of April 30, 1996 by Cirrus Logic KK in favor of Bank of America National Trust and Savings
Association, as Agent

4. Guaranty dated as of April 30, 1996 by Crystal Semiconductor Corporation in favor of Bank of America National Trust and Savings Association, as Agent

5. Guaranty dated as of April 30, 1996 by Pacific Communication Sciences, Inc. in favor of Bank of America National Trust and Savings Association, as Agent



SCHEDULE 1.01 (s)

SECURITY AGREEMENTS


1. Security Agreement dated as of April 30, 1996 between Cirrus Logic, Inc. and Bank of America National Trust and Savings Association, as Agent

2. Secuirty Agreement dated as of April 30, 1996 between Cirrus Logic International, Ltd. and Bank of America National Trust and Savings Association, as Agent

3. Security Agreement dated as of April 30, 1996 between Cirrus Logic KK and Bank of America National Trust and Savings Association, as Agent

4. Security Agreement dated as of April 30, 1996 between Crystal Semiconductor and Bank of America National Trust and Savings
     Association, as Agent

5 Security Agreement dated as of April 30, 1996 between Pacific Communication Sciences, Inc. and Bank of America National Trust and Savings Association, as Agent




Schedule 2.01



COMMITMENTS
AND PRO RATA SHARES




                Bank                    Commitment          Pro Rata Share

Bank of American National Trust         $50,000,000                25%
   and Saving Association

The Bank of Nova Scotia                 $50,000,000                25%

The First National Bank of Boston       $50,000,000                25%

Morgan Guaranty Trust Company           $50,000,000                25%
   of New York

                TOTAL                   $200,000,000              100%


  SCHEDULE 3.03

  CIRRUS LOGIC LETTERS OF CREDIT


                     PRO RATA     PRO RATA      PRO RATA
                     USD SBLC     FX SBLC      COMMERCIAL LC'S    TOTAL
BANK

BANK OF AMERICA     7,267,749.03   1,219,723.47   60,840.18     8,548,312.68
BANK OF NOVA SCOTIA 7,267,749.03   1,219,723.47   60,840.16     8,548,312.66
MORGAN GUARANTY     7,267,749.03   1,219,723.47   60,840.16     8,548,312.66
BANK OF BOSTON      7,267,749.03   1,219,723.47   60,840.16     8,548,312.66
    TOTALS         29,070,996.11   4,878,893.87  243,360.66    34,193,250.66


        CIRRUS LOGIC LETTERS OF CREDIT

FOR ACCT                       FOR ACCT                                          FOR ACCT
OF CLI                         OF CLIL                                           OF CLIL
USD                  EXPIRY    FOREIGN   CURRENCY            USD         EXPIRY  COMMERCIAL   EQUIV                    EXPIRY
SBLC#   USD AMOUNT   DATE       SBLC#    AND AMOUNT         EQUIVALENT   DATE       LCS      USDA AMOUNT   FX AMOUNT   DATE
       C>
221504    687,210.00  7/1/96   137238  JPY 521,000,000.00   4,878,893.87 7/31/96   1001521    39,381.17        JPY
                                                                                                          4,200,000.00 5/31/96
225383 28,383,786.11  8/30/96                                                      1001522       853.26        JPY
                                                                                                             91,000.00 4/15/96
                                                                                   1002742     1,706.52        JPY
                                                                                                            182,000.00 5/15/96
                                                                                   1002743     2,958.28        JPY
                                                                                                            315,500.00 5/15/96
                                                                                   1003380    10,022.51        JPY
                                                                                                          1,068,900.00 6/15/96
TOTAL  29,070,996.11                                        4,878,893.87           1003381    85,063.34        JPY
                                                                                                          9,072,000.00 6/15/96
                                                                                   1004451    63,994.41        JPY
                                                                                                          6,825,000.00 7/15/96
                                                                                   1004452    39,381.17        JPY
                                                                                                          4,200,000.00 7/15/96

TOTAL USD SBLC     29,070,996.11                                                     TOTAL   243,360.66

TOTAL FX SBLC       4,878,893.87
TOTAL COMMERCIAL LC   243,360.66

TOTAL LC           34,193,250.64






        EXHIBIT A
        to the Credit Agreement

        FORM OF NOTICE OF BORROWING



                                                        Date:




To:     Bank of America National Trust and
        Savings Association as Agent
        Agency Management Services (#5596)
        1455 Market Street, 12th Fl.
        San Francisco, CA  94103
        Attn:  Wendy Young

                Re:     [Name of Borrower]

Ladies and Gentlemen:

        The undersigned, [Borrower] (the "Company"), refers to the Credit Agreement dated as of April 30, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Company and certain of its affiliates, the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, for full particulars of the matters herein described. All capitalized terms used in this Notice of Borrowing and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein and that:

1.      The requested Borrowing Date for the proposed Borrowing
is                              ,      .

2.      The Borrowing consists of [an Offshore Rate Loan] [an
Offshore Currency Loan] [a Base Rate Loan].

3.      The aggregate amount of the proposed Borrowing is $
                 .

4. [If applicable:] The duration of the Interest Period for the [Offshore Rate Loan] [Offshore Currency Loan] included in the proposed Borrowing shall be [one] [two] [three] [six] months.

5.      [If applicable:] The Applicable Currency of the
Offshore Currency Loan included in the proposed Borrowing shall be _________.

        The undersigned hereby certifies that the following state-ments are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date, and except that subsections 6.11(a) and 6.11(b) of the Credit Agreement shall be deemed to refer instead to the last day of the most recent fiscal quarter for which financial statements have then been delivered); and

(b) no Default or Event of Default exists or would result from such proposed Borrowing.


                                                [BORROWER]

                                                        By:
                                                                Name:
                                                                Title:



        EXHIBIT B
        to the Credit Agreement

        FORM OF NOTICE OF CONVERSION/CONTINUATION



                                                                Date:




To:     Bank of America National Trust and
        Savings Association as Agent
        Agency Management Services (#5596)
        1455 Market Street, 12th Fl.
        San Francisco, CA  94103
        Attn:  Wendy Young

                Re:     [Name of Borrower]

Ladies and Gentlemen:

        The undersigned, [Borrower] (the "Company"), refers to the Credit Agreement dated as of April 30, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Company and certain of its affiliates, the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, for full particulars of the matters herein described. All capitalized terms used in this Notice of Conversion/Continuation and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein and that:

1.      The date of the [conversion] [continuation] is
                              ,     .

2. The [conversion] [continuation] is in respect of outstanding Revolving Loans.

3.      The aggregate amount of the Loans to be
[converted] [continued] is $                 .

4. The Loans are to be [converted into] [continued as] [Offshore Rate] [Offshore Currency] [Base Rate] Loans.

5.      [If applicable:]  The duration of the Interest
Period for the [Offshore Rate] [Offshore Currency] Loans to be [converted] [continued] shall be [one] [two] [three]
[six] months.

        The undersigned hereby certifies that the following state-ments are true on the date hereof, and will be true on the date of the proposed [conversion][continuation], before and after giving effect thereto:

(a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date, and except that subsections 6.11(a) and 6.11(b) of the Credit Agreement shall be deemed to refer instead to the last day of the most recent fiscal quarter for which financial statements have then been delivered); and

(b) no Default or Event of Default exists, or would result from such proposed [conversion] [continuation].


                                                [BORROWER]


                                                        By:
                                                                Name:
                                                                Title:




        EXHIBIT C
        to the Credit Agreement

        FORM OF COMPLIANCE CERTIFICATE

To:     Bank of America National Trust and
        Savings Association, as Agent
        Agency Management Services (#5596)
        1455 Market Street, 12th Fl.
        San Francisco, CA  94103
        Attn:  Wendy Young

                Re:     Cirrus Logic, Inc.

Ladies and Gentlemen:

                This Compliance Certificate is made and delivered pursuant to Section 7.02(b) of the Multicurrency Credit Agreement, dated as of April 30, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Cirrus Logic, Inc. (the "Company"), and certain of its affiliates, as borrowers, the several financial institutions party to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Compliance Certificate relates to the fiscal quarter ending __________, _____.

                The Company hereby certifies that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

                The Company further certifies that (i) as of the date hereof no Default or Event of Default exists, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since the date of the last quarterly financial statements delivered to the Agent and the Banks pursuant to the Credit Agreement, except in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which each Company is taking or proposes to take with respect to each such condition or event.



                IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate this ____ day of ______________, _____.


                                                CIRRUS LOGIC, INC.

                                                ________________________________
                                                Name:
                                                Title:


        SCHEDULE 1
        to the Compliance Certificate
Dated __________, ____

For the fiscal quarter ended __________, _____



                                             Actual      Required/Permitted

1. Section 8.12 - Quick Ratio

                                                      Not less than (a) 0.75
                                                      to 1.0 from the Closing
                                                      Date through December
                                                      31, 1996 and (b) 1.00
                                                      to 1.00 thereafter.

 Quick Ratio calculation

 (A) Cash                                     $

     plus Cash Equivalents

     plus accounts receivable
     (net of any allowance for returns and
     doubtful accounts maintained in
     accordance with GAAP)

     plus value of Eligible Purchased
     Equipment (not to exceed
     $200,000,000)

                TOTAL                         $

  (B) Consolidated Current Liabilities        $

      plus all Loans and L/C
      Obligations with respect to
      outstanding Standby Letters of
      Credit; provided that the
      Company may deduct until
      March 29, 1997, an amount up
      to $50,000,000 of such Loans to
      the extent then outstanding

                  TOTAL                                 $

                  Ratio of (A) to (B)




2.  Section 8.13 - Minimum (consolidated)
    Tangible Net Worth


(A) (consolidated) Tangible Net Worth
       calculation:


                                                      At the end of any fiscal
                                                      quarter the amount that is
                                                      not less than,
                                                      (1) $402,542,000, plus
                                                      (2) 75% of quarterly net
                                                      income for each fiscal
                                                      quarter subsequent to the
                                                      quarter ended December 30,
                                                      1995, with no
                                                      reduction for net
                                                      losses, plus (3)
                                                      75% of the net proceeds
                                                      of any equity securities
                                                      and subordinated
                                                      debt issued
                                                      by the Company after the
                                                      fiscal quarter ended
                                                      December 30, 1995.

     (consolidated) total assets        $

     minus intangible assets and other
     excluded assets

     minus applicable reserves

     minus (consolidated) total liabilities

    (consolidated) Tangible Net Worth   $


(B)  Minimum (consolidated) Tangible
     Net Worth calculation:

     Beginning minimum amount           $402,542,000

     plus 75% of quarterly net income
       for each fiscal quarter subsequent
       to the quarter ended December
       30, 1995, with no reduction for
       net losses

     plus 75% of net proceeds of any
       equity securities and
       subordinated debt issued by the
       Company after the fiscal quarter
       ended December 30, 1995

     Minimum (consolidated) Tangible
       Net Worth                                        $

3. Section 8.14 - Modified Debt to
   Tangible Net Worth Ratio


                                                        Not greater than
                                                        (a) 1.25 to 1.00
                                                        from the Closing Date
                                                        through December 31,
                                                        1996, and (b) 1.00
                                                        to 1.00 thereafter.


 (A) (consolidated) Modified Debt
      calculation

      total Funded Debt                  $

      minus the amount by which cash
      and Cash Equivalents exceed
      $100,000,000

      plus Contingent Obligations (other
      than in respect of the MICRUS Joint
      Venture)                            $

      plus a permitted adjustment of
      $50,000,000                         $

        TOTAL                             $


(B)  (consolidated) Tangible Net Worth

      minus a permitted adjustment of
      $50,000,000                         $50,000,000

        TOTAL                                         $

        Ratio of (A) to (B)


4. Section 8.15 - Minimum Cash Flow


  EBITD                                           $       Minimum EBITD of:
                                                          (a) $108,000,000
                                                          loss in fiscal
                                                          quarter ending
                                                          3/31/96 (including
                                                          an inventory
                                                          reserve of not
                                                          less than
                                                          $50,000,000);
                                                          (b) $5,000,000
                                                          profit in 1st
                                                          fiscal quarter
                                                          of 1997;
                                                          (c) $20,000,000
                                                          profit in 2nd
                                                          fiscal quarter
                                                          1997;
                                                          (d) $45,000,000
                                                          profit in 3rd
                                                          fiscal quarter
                                                          of 1997; and
                                                          (e) $145,000,000
                                                          profit
                                                          (calculated on
                                                          a rolling four-
                                                          quarter basis)
                                                          thereafter.

        EXHIBIT E
        to the Credit Agreement

        FORM OF ASSIGNMENT AND ACCEPTANCE

        This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of _____________________________, ____ is made between
__________________________________________ (the "Assignor") and
____________________________(the "Assignee").

        WHEREAS, the Assignor is party to that certain Multicurrency Credit Agreement dated as of April __, 1996 (as extended, renewed, amended or restated from time to time, the "Credit
Agreement"), among Cirrus Logic, Inc., and certain of its affiliates, as borrowers (each a "Company" and together the "Companies"), the several financial institutions party to the Credit Agreement (the "Banks"), and Bank of America National
Trust and Savings Association, as Issuing Bank and Agent for the
Banks. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined;

        WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Revolving Loans to the Companies and to participate in Letters of Credit issued for the account of each of the Companies in an aggregate amount not to exceed
__________ United States dollars (U.S.$___________) (the
"Commitment");

        WHEREAS, [the Assignor has made Loans in the aggregate principal amount of __________ United States dollars (U.S.$
       ) [identify any other Applicable Currency] to the Companies] [no Loans are outstanding under the Credit Agreement] [and the amount of Assignor's percentage share of the aggregate amount available for drawing under outstanding Letters of Credit issued for the account of each of the Companies is
      United States dollars (U.S. $              ) [identify any
other Applicable Currency]] [and no Letters of Credit are outstanding under the Credit Agreement]; and

        WHEREAS, the Assignor wishes to assign to the Assignee a ratable part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, pro rata in accordance with the Assignor's Commitment and L/C Commitment (which is a part of its Commitment rather than a separate, independent commitment), together with a corresponding portion of each of its outstanding Loans and a corresponding portion of its participation in each of the outstanding Letters of Credit, in an amount equal to ____________ United States dollars (U.S.$__________) (the "Assigned Amount") on the terms listed on
Schedule 1 hereto and subject to the conditions set forth herein and therein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.      Assignment and Assumption.

(a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to _______ percent (__%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Assignee's Percentage Share of the Assignor's Commitment and L/C Commitment and any outstanding Loans and participations in outstanding Letters of Credit. The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

(b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obliga-tions of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee, including with respect to its L/C Commitment.

(c)     After giving effect to the assignment and assumption,
on the Effective Date (i) the Assignee's Commitment will be ____________________________________ United States dollars
(U.S.$_________________), (ii) the Assignee's L/C Commitment will
be                          United States dollars (U.S.$
____________) and (iii) the Assignee's Commitment Percentage will be __%.

2.      Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, (i) the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to ____________________________ United
States dollars (U.S. $_______________), representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effec-tive Date, and (ii) the Assignee assumes the Assignee's Percent-age Share of the Assignor's participation in the outstanding Letters of Credit and each drawing under such Letters of Credit, as the same is set forth in the Credit Agreement.

(b) The [Assignor] [Assignee] agrees to pay to the Agent a processing or transfer fee in the amount of $3,500.

3.      Reallocation of Payments.

(a) Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Loans, the Letters of Credit and the Commitment shall be for the account of the Assignor. Any interest, commissions, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentences and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

(b) The Assignor and the Assignee will make arrangements with the Agent with respect to all interest, commissions, fees and other payments to be made, and the date or dates for payment, by the Agent to the Assignee pursuant to the Credit Agreement from and after the Effective Date.

4.      Independent Credit Decision.

        The Assignee (i) acknowledges that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof, and such other documents and information as it has deemed appropriate to make its own independent credit and legal analysis and decision to enter into this Agreement; and (ii) agrees that it will, indepen-dently and without reliance upon the Assignor, the Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.      Effective Date; Other Actions.

(a) The effective date for this Agreement shall be __________________ (the "Effective Date"); provided, that the following conditions precedent have been satisfied on or before the Effective Date:

(i) This Agreement shall be executed and delivered by the Assignor and the Assignee;

(ii) the requirements for an effective assignment by a Bank set forth in Section 11.08 of the Credit Agreement shall be satisfied with respect to the Assigned Amount;

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

(iv) the processing or transfer fee referred to in Sec-tion 2(b) shall have been paid to the Agent.

(b)     Each of the Assignor and the Assignee hereby agrees
(i) to use its best efforts to cooperate with the other in pre-paring and dispatching any notices and obtaining any necessary consents, and (ii) to execute and deliver all such other further agreements, instruments, notices, certificates, documents and assurances and to perform such acts, as shall be reasonably required to effectuate the purposes of this Agreement.

6.      Agent.

(a) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the Banks pursuant to the terms thereof.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent, Issuing Bank or Swingline Bank under the Credit Agreement or any other Loan
Document.

(c)     The Assignee hereby specifies as its Lending Office
(and address for notice) the office set forth beneath its name on the signature pages hereof.

[NOTE: Subsection 6(b) only for assignments by BofA]

7.      Withholding Tax.

        If the Assignee is organized under the laws of any jurisdic-tion other than the United States or any state or other political subdivision thereof it agrees that it will furnish to the Assignor, the Agent and the Companies, concurrently with the execution of this Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from or a reduced rate of U.S. federal withholding tax on all interest payments under the Credit Agreement), as well as Form W-8 or W-9, if applicable; provided, however, that the Assignee shall not be required to deliver Form 4224 or 1001 under this Section 7 to the extent that delivery of such form is not authorized by law.

8.      Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforce-ment, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting credi-tors' rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warran-ties or representations made in or in connection with the Credit Agreement, any other Loan Documents or any other instrument or document furnished in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.
Further, the Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Companies or any other Person, or the performance or observance by the Companies or any other Person of any of their respective obligations under the Credit Agreement, any other Loan Documents or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or per-mitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agree-ment, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execu-tion, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorgani-zation and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee of the Loans, participations in the Letters of Credit and the Assignor's Commitment.

9.      Further Assurances.

        The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company or the Agent which may be required in connection with the assignment and assumption contemplated hereby.

10.     Indemnity.

        The Assignee agrees to indemnify and hold harmless the Assignor against any and all loss, cost, expense (including, without limitation, reasonable attorneys' fees and the allocated cost and expense of in-house counsel) and liability incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

11.     Miscellaneous.

(a) Any amendment or waiver of any provision of this Agree-ment shall be in writing signed by the parties hereto. No fail-ure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver of any breach of the provisions of this Agreement and shall be without prejudice to any rights with respect to any other or further breach hereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim. To the extent payment to be made by the Assignee pursuant hereto shall not be made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amount was due. For purposes hereof, "Federal Funds Rate" shall mean, for any day, the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

(c) All communications among the parties or notices in connection herewith shall be in writing, hand delivered, or sent by mail, telex or facsimile, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses or to their respective telex or facsimile numbers set forth in the signature pages hereof and (ii) if to either Company or to the Agent, at their respective addresses or to their respective telex or facsimile numbers set forth in the Credit Agreement or other Loan Documents. All such communications and notices shall be effective upon receipt.

(d) The Assignor and the Assignee shall pay costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement as they may agree between themselves.

(e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

(f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however that no party shall assign its rights or obligations hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans and participations in Letters of Credit attributable thereto in the manner contemplated by the Credit Agreement.

(g) The Assignor may at any time or from time to time further ratably grant to others, to the extent not already assigned to Assignee, assignments or participations in Assignor's
Commitment, L/C Commitment, Loans, and participations in Letters of Credit in the manner contemplated by the Credit Agreement.

(h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(i) This Agreement shall be governed by and construed in accordance with the law of the State of California. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any California state or federal court sitting in San Francisco over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California state or federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and the defense of an inconvenient forum to the maintenance of any such action or proceeding.

(j) This Agreement and any agreement, document or instru-ment attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agree-ment shall prevail.

(k) In the event of any inconsistency between the provi-sions of this Agreement and Schedule 1 hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

(l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforce-ability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

(m) Any controversy or claim between the Assignor and the Assignee, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. This section shall not limit the right of either party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property or collateral or security or to obtain provisional or ancillary remedies from a court of compe-tent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

(n) Schedule 1 hereto summarizes information with respect to the Assignee's Commitment and L/C Commitment after giving effect hereto, the outstanding Loans assigned to it and other matters, including, without limitation, administrative information with respect to the Assignee.

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                         _________________________________,
                                        Assignor


                                        By:______________________________
                                           Name:
                                           Title:


                                        By:______________________________
                                           Name:
                                           Title:

                                        Address:  ________________________
                                                        __________
                                                        ______________________
                                                        Attn. _______________
                                                        Fax ________________


                                        _________________________________,
                                        Assignee


                                        By:____________________________
                                           Name:
                                           Title:


                                        By:______________________________
                                           Name:
                                           Title:

                                        Address:  ________________________
                                                        _____________________
                                                        _____________________
                                                        Attn. _______________
                                                        Fax _________________


SCHEDULE 1
to
the Assignment and Acceptance




12.     Companies:

13.     Date of Credit Agreement:  April __, 1996

14.     Assignor:  ____________________________________

15.     Assignee:

16.     Date of Assignment Agreement:  __________, ____

17.     Effective Date:  __________, ____

18. Assignee's Pro Rata Share:  ____%

19.     Assignee's Share of:

(i)     Commitment:
        $__________

(ii)    L/C Commitment:
        $__________

(iii)   Revolving Loans:
        $__________

(iv)    L/C Advances:
        $__________

20. Payment Instructions:

        Assignor: ________________________________________


        Assignor: ________________________________________

21. Other Information:

        Assignee's contact for credit matters: ___________

        __________________________________________________

        Assignee's address for notices under the Credit Agreement, Lending Office(s), and other contact(s), if any, for administrative matters:

Address for notices:




Attn:
Fax:
Tel.:


Domestic Lending Office:




Attn:
Fax:
Tel.:


Offshore Lending Office:




Attn:
Fax:
Tel.:


Other contact(s):


        EXHIBIT F
        to the Credit Agreement

        FORM OF PROMISSORY NOTE



U.S.$__________________ ________, 199_




                FOR VALUE RECEIVED, the undersigned, [Company] (hereinafter referred to as the "Company"), hereby promises to pay to the order of _______________________________________ (the
"Bank") the principal sum of ____________________________ United
States dollars (U.S.$__________), or the equivalent amount in permitted Offshore Currencies if Loans are made in such permitted offshore Currencies, or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Multicurrency Credit Agreement, dated as of April 30, 1996 (such Multicurrency Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, certain of its affiliates, the Bank, the other banks party thereto, and Bank of America National Trust and Savings Association, as Issuing Bank and Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

                The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which continuations shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on any such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note") or the right of the Company to credit for any payments made.

                This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit
Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                Unless otherwise defined in this Note, terms defined in the Credit Agreement are used herein as therein defined.

                This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.



                                        [BORROWER]


                                        By:
                                           Name:
                                           Title:



        Schedule A to Note



        BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                        (3)     (4)
                (2)     Maturity        Amount of
                Amount  Date of Base    (5)
        (1)     of Base Base    Rate Loan       Notation
        Date    Rate Loan       Rate Loan       Repaid  Made By





































        Schedule B to Note



        OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS



                (2)     (3)     (4)
                Amount and      Maturity        Amount of
                Currency of     Date of Offshore        (5)
        (1)     Offshore        Offshore        Rate Loan       Notation
        Date    Rate Loan       Rate Loan       Repaid  Made By





        EXHIBIT G
        to the Credit Agreement

        FORM OF BORROWING BASE CERTIFICATE






To:     Bank of America National Trust and
        Savings Association as Agent
        Agency Management Services (#5596)
        1455 Market Street, 12th Fl.
        San Francisco, CA  94103
        Attn:  Wendy Young

                Re:     Cirrus Logic, Inc.

Ladies and Gentlemen:

                This Borrowing Base Certificate is made and delivered pursuant to the Multicurrency Credit Agreement dated as of April
30, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Cirrus Logic, Inc. (the "Borrower"), certain financial institutions named therein as Banks and Bank of America National Trust and Savings Association, as Agent, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Borrowing Base Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                I am the chief financial officer of the Borrower and hereby certify that the information set forth on Schedule 1 hereto is true, accurate and complete as of _____________, 1996.

                IN WITNESS WHEREOF, the undersigned officer has signed this Borrowing Base Certificate this ____ day of ______________,
199_.






___________________________________
        Chief Financial Officer





        [Form of Borrowing Base Certificate
        to be Provided by Borrower]


        SCHEDULE 1
        to the Borrowing Base Certificate


Date of Calculation:  ____________, 199_

Borrowers:

      Cirrus Logic, Inc. ("Cirrus")
      Crystal Semiconductor Corporation ("Crystal")
      Pacific Communications Sciences, Inc. ("PCS")
      Cirrus Logic International, Ltd ("CLI")
      Cirrus Logic KK ("CLKK")


Cirrus
PCSI
Crystal
CLI/
CLKK
Totals

A.      Equipment.






        1.      Aggregate amount of the Borrower's Equipment, valued at
the lower of cost [on a   FIFO/LIFO/an average cost basis] or fair market
value    $             $             $               $









        2.      Equipment Borrowing Base




$








B.      Eligible Accounts Receivable






        1.      Aggregate amount of the Borrower's Accounts Receivable,
less allowances,   reserves, discounts, returns, credits or offsets     $
            $             $             $             $










        2.      Less ineligible Accounts Receivable:






(               a)      Accounts Receivable for which right to payment
has not been fully  earned   or is contingent or which do not arise from
bona fide completed transactions















$

(               b)      Accounts Receivable against which are asserted
defenses, counterclaims,   discounts (other than normal trade discounts)
or offsets













$

(               c)      Accounts Receivable not complying with applicable
legal requirements



$

(               d)      Accounts Receivable representing a prepayment or
progress payment or   arising out of the placement of goods on
consignment, guaranteed sale or   other conditional payment arrangement














$

(               e)      Accounts Receivable not owned by the Borrower
free and clear of other   Liens and rights of others









$

(               f)      Accounts Receivable in which the Agent shall not
have a perfected first   priority Lien









$

(               g)      Accounts Receivable owing by any officer,
director, employee, agent,   partner, Subsidiary or Affiliate









$

(               h)      Accounts Receivable owing by the United States, a
State or any   department, agency, instrumentality or political
subdivision thereof,   unless the Agent has consented and the Borrower
has complied with the   Federal Assignment of Claims Act



















$

(               i)      Accounts Receivable owing by any Accounts
Receivable Debtor not a   resident of or located in the United States









$

(               j)      Accounts Receivable not paid in full within 90
days from the date of   invoice









$








  (             k)      Accounts Receivable owing by any single Accounts
Receivable Debtor   and its Affiliates in excess of 5% of the aggregate
amount of Accounts   Receivable owing to the Borrower by all Accounts
Receivable Debtors,   except for Accounts Receivables owing by such
Account Receivable   Debtors (and their Affiliates) noted on Schedule
1.01(e)(i) to the   Disclosure Letter which shall be subject to the
limits noted thereon













$

(               l)      Accounts Receivable which constitute the proceeds
of Inventory already   included in the Borrowing Base









$

(               m)      Accounts Receivable owing by any bankrupt or
insolvent Receivable   Debtor









$

(               n)      Accounts Receivable evidenced by a promissory
note or instrument



$

(               o)      Accounts Receivable for which assignment or
collection restricted



$

(               p)      Accounts Receivable of any Accounts Receivable
Debtors in any  Account   Receivable Debtor who resides or who is located
in New Jersey,   Minnesota or Indiana (or any other state with any law
materially   impairing the collectibility or enforceability of accounts
receivable),   unless the Borrower has filed a Notice of Business
Activities Report, or   taken other appropriate action, with the
appropriate office or agency of   the states of New Jersey, Minnesota,
Indiana or such other state, as   applicable, for the then current year
(except if the Borrower is exempt   from such requirement)















$

(               q)      Accounts Receivable of unacceptable Accounts
Receivable Debtors and   other Accounts Receivable deemed ineligible by
the Agent








$


        3.      Total ineligible Accounts Receivable (sum of (a) through
(r) of 2)  $           $           $           $           $





        4.      Total Eligible Accounts Receivable (1 minus 3)  $
  $           $           $           $





        5.      Eligible Accounts Receivable Borrowing Base (___% of 4)
$           $           $           $           $












C.      Borrowing Base and Availability  $           $           $
   $           $





        1.      Total Borrowing Base (sum of A.5 and B.5)  $           $
         $           $           $





        2.      Outstanding aggregate principal amount of Revolving Loans
 $           $           $           $           $





        3.      Total Revolving Commitments  $           $           $
       $           $





        4.      Aggregate principal amount of Revolving Loans available
for borrowing (lesser  of   (i) 1 minus 2 or (ii) 3 minus 2)  $
$           $           $           $






        5.      Aggregate principal amount of Revolving Loans to be
prepaid (if 1 is less than 2)  $           $           $           $
     $


        EXHIBIT H
        to the Credit Agreement

        FORM OF STOCK PLEDGE AGREEMENT


                THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of April 30, 1996, is made between Cirrus Logic, Inc., a California corporation (the "Borrower"), and Bank of America
National Trust & Savings Association, as agent for the Banks referred to below (in such capacity, the "Agent").

                The Borrower, certain financial institutions as lenders (the "Banks"), Bank of America National Trust & Savings
Association, as issuer from time to time of letters of credit for the account of the Borrower (in such capacity, the "Issuing
Bank"), and the Agent are parties to a Credit Agreement dated as of April 30, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"). In addition, in connection with the Credit Agreement, the Borrower has also executed and delivered in favor of the Agent, the Issuing Bank and the Banks that certain Guaranty, dated as of April 30, 1996
(the "Guaranty").

                It is a condition precedent to the borrowings and the issuance of the letters of credit under the Credit Agreement that the Borrower enter into this Agreement and pledge to the Agent, for itself and for the ratable benefit of the Issuing Bank and the Banks, to secure the obligations of the Borrower, the following:

(i)     All of the shares identified and described in
SCHEDULE 1-A hereto (the "Domestic Shares"), which Domestic
Shares total 100% of all of the shares outstanding for each of the companies identified in SCHEDULE 1-A (the "Domestic
Subsidiaries"); and

(ii)    All of the shares identified and described in
SCHEDULE 1-B hereto (the "Foreign Shares"), which Foreign Shares total 66% of all of the shares outstanding for each of the companies identified in SCHEDULE 1-B (the "Foreign
Subsidiaries").

                Accordingly, the parties hereto agree as follows:



II.               Definitions; Interpretation.

A. Terms Defined in Credit Agreement. All capital-ized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit
Agreement.

B. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

1. additional capital stock or other equity securities of the Companies, whether certificated or uncertificated,
(ii) warrants, options or other rights entitling the Borrower to acquire any interest in capital stock or other equity securities of the Companies, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged
Shares or such additional capital stock or other equity securities, and (iv) cash and non-cash proceeds of the Pledged
Shares and any of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Borrower; provided that the term "Additional Collateral" shall not include any of the above listed items if the effect of such item's inclusion in the definition of "Additional Collateral" would allow the Agent, on behalf of the Banks and the Issuing Bank, to have a pledge in equity shares, or the right to purchase equity shares, comprising more than 66% of all the outstanding shares for any Foreign Subsidiary.

                "Companies" means, collectively, the Domestic
Subsidiaries and the Foreign Subsidiaries.

                "Disclosure Schedule" means the Disclosure Schedule to the Credit Agreement delivered in Annex A to the Disclosure
Letter.

                "Domestic Shares" has the meaning set forth in the Recitals.

                "Domestic Subsidiaries" has the meaning set forth in the Recitals.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Foreign Shares" has the meaning set forth in the Recitals.

                "Foreign Subsidiaries" has the meaning set forth in the Recitals.

                "Pledged Collateral" has the meaning set forth in
Section 2(a).

                "Pledged Shares" means, collectively, the Domestic Shares and the Foreign Shares.

                "Secured Obligations" means the indebtedness, liabili-ties and other obligations of the Borrower to the Agent, the Issuing Bank and the Banks under or in connection with the Credit Agreement, the Notes, the Letters of Credit, the Guaranty and the other Loan Documents, including all unpaid principal of the Loans, all Unpaid Drawings under the Letters of Credit, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Borrower to the Agent, the Issuing Bank and the Banks thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                "Securities Act" means the Securities Act of 1933, as amended.

                "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a juris-diction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

C. Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

D. Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

III.              Security Interest.

A. Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Borrower hereby pledges, assigns, transfers, hypothecates and sets over to the Agent, for itself and on behalf of and for the ratable benefit of the Issuing Bank and the Banks, and hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the Issuing Bank and the Banks, a security interest in, all of the Borrower's right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of the Borrower related to the Pledged Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the "Pledged Collateral").

B. Delivery of Pledged Shares. The Borrower hereby agrees to deliver to or for the account of the Agent, at the address and to the Person to be designated by the Agent, any certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

C. Delivery of Additional Collateral. If the Bor-rower shall become entitled to receive or shall receive any Additional Collateral, the Borrower (i) shall accept any such Additional Collateral as the agent for the Agent, (ii) shall hold it in trust for the Agent, (iii) shall segregate it from other property or funds of the Borrower, and (iv) shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of the Agent, at the address and to the Person to be designated by the Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent, as the Agent shall request, to be held by the Agent subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Collateral hereunder, the Agent shall promptly send a notification to the Borrower describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

D.      Transfer of Security Interest Other Than by
Delivery. If for any reason Pledged Collateral cannot be deliv-ered to or for the account of the Agent as provided in sub-sections (b) and (c), the Borrower shall promptly take such other steps as shall be reasonably requested from time to time by the Agent to effect a transfer of a perfected first priority security interest in (subject only to Permitted Liens) and pledge of the Pledged Collateral to the Agent for itself and on behalf of and for the ratable benefit of the Issuing Bank and the Banks pursuant to the UCC. To the extent practicable, the Borrower shall thereafter deliver the Pledged Collateral to or for the account of the Agent as provided in subsections (b) and (c).

E. Continuing Security Interest. The Borrower agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 21.

IV. Representations and Warranties. In addition to the representations and warranties of the Borrower set forth in the Credit Agreement, which are incorporated herein by this reference, the Borrower represents and warrants to the Issuing
Bank, each Bank and the Agent that:

A.      Valid Issuance of Pledged Collateral.  All the
Pledged Shares have been, and upon issuance any Additional
Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

B. Ownership of Pledged Collateral. With respect to the Pledged Shares the Borrower is, and with respect to any Additional Collateral the Borrower will be, the legal record and beneficial owner thereof, and has and will have good and market-able title thereto, subject to no Lien except for the pledge and security interest created by this Agreement and Permitted Liens.

C. Capitalization of the Companies. In the case of the Domestic Subsidiaries, the Domestic Shares constitute 100% of the issued and outstanding shares of the capital stock of each Domestic Subsidiary. In the case of the Foreign Subsidiaries, the Foreign Shares constitute 66% of the issued and outstanding shares of the capital stock of or interests in each Foreign Subsidiary.

D. Options, Warrants, Etc. No securities convertible into or exchangeable for any shares of capital stock of any Company, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any Company, are issued and outstanding.

E. Transfer Restrictions. There are no restrictions on the transferability of the Pledged Collateral to the Agent or with respect to the foreclosure, transfer or disposition thereof by the Agent, other than restrictions under applicable securities laws and the restrictions identified in Schedule 8.01 to the Disclosure Schedule.

F.      Shareholders Agreements.  There are no
shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged
Collateral.

G.      No Violation of Securities Laws.  None of the
Pledged Shares has been transferred in violation of the securi-ties registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

H.      Location of Chief Executive Office.  The
Borrower's chief executive office and principal place of business, and all books and records kept by the Borrower concerning the Pledged Collateral, are located at 3100 West
Warren Avenue, Fremont, CA 94538.

I.      Other Financing Statements.  Other than
(i) financing statements disclosed to the Agent and identified in the Disclosure Letter to the Credit Agreement and (ii) financing statements in favor of the Agent on behalf of the Issuing Bank and the Banks, no effective financing statement naming the Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

J.      Enforceability; Priority of Security Interest.
This Agreement, subject to Permitted Liens, (i) creates an enforceable perfected and first priority security interest in and pledge of the Pledged Collateral upon delivery thereof pursuant to Section 2(b), and (ii) will create an enforceable perfected and first priority security interest in and pledge of the Additional Collateral upon delivery thereof pursuant to Sec-tion 2(c), in each case securing the payment and performance of the Secured Obligations.

                The Borrower agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

V. Covenants. In addition to the covenants of the Borrower set forth in the Credit Agreement, which are incor-porated herein by this reference, so long as any of the Secured
Obligations remain unsatisfied or any Bank shall have any Commitment, the Borrower agrees that:

A. Defense of Pledged Collateral. The Borrower will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of the Agent therein and the pledge to the Agent thereof.

B. Preservation of Collateral. The Borrower will do and perform all reasonable acts that may be necessary and appro-priate to maintain, preserve and protect the Pledged Collateral in all material respects.

C. Compliance with Laws, Etc. The Borrower will comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral.

D. Location of Books and Chief Executive Office. The Borrower will: (i) keep all books and records pertaining to the Pledged Collateral at the location set forth in Section 3(h); or
 (ii) give at least 30 days' prior written notice to the Agent of
(A) any changes in any such location where books and records pertaining to the Pledged Collateral are kept, or (B) any change in the location of the Borrower's chief executive office or principal place of business.

E.      Change in Name, Identity or Structure.  The
Borrower will give at least 30 days' prior written notice to the Agent of (i) any change in its name, (ii) any changes in, addi-tions to or other modifications of its trade names and trade styles, and (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

F. Disposition of Pledged Collateral. The Borrower will not surrender or lose possession of (other than to the Agent or, with the prior consent of the Agent, to a depositary or financial intermediary), exchange, sell, convey, assign or other-wise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

G. Liens. The Borrower will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Agent created by this Agreement and Permitted Liens. In addition, the Borrower will not grant, permit or allow to exist any Liens upon or with respect to those shares or equity interests in the Foreign Subsidiaries held by the Borrower which do not constitute a part of the Pledged Collateral.

H. Shareholders Agreements. The Borrower will not enter into any shareholders agreement, voting trust, proxy agree-ment or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

I. Issuance of Additional Shares. The Borrower will not consent to or approve, or allow any Company to consent to or approve, the issuance to any Person of any additional shares of any class of capital stock of such Company, or of any securities convertible into or exchangeable for any such shares, or any warrants, options or other rights to purchase or otherwise acquire any such shares, except as permitted under the Credit Agreement.

J. Notices. The Borrower will deliver promptly to the Agent all material reports and notices received by the Borrower from any Company in respect of any of the Pledged
Collateral.

K. Further Assurances. The Borrower will promptly, upon the written request from time to time of the Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to perfect and maintain at all times the pledge and security interest in the Pledged Collateral in favor of the Agent.

VI.               Administration of the Pledged Collateral.

A.   Distributions and Voting Prior to an Event of
Default. Unless an Event of Default shall have occurred and is continuing or after any acceleration of the Secured Obligations:
 (i) the Borrower shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral, to the extent consistent with Section 8.09 of the Credit Agreement; and (ii) the Borrower shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of each Company to the same extent as the Borrower would if the Pledged Collateral were not pledged to the Agent pursuant to this Agreement; provided, however, that the Borrower shall not be entitled to receive (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of any Company or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any Company; and pro-vided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Agent in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of each Company or be inconsistent with or violate any provision of this Agreement, the Credit Agreement or any other Loan Document. If applicable, the Borrower shall be deemed the beneficial owner of all Pledged Col-lateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Agent shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (a) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (a).

B. General Authority upon an Event of Default. Upon the occurrence and during the continuance of any Event of Default or after any acceleration of the Secured Obligations:



1. the Agent shall be entitled upon notice to the Borrower to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Agent as part of the Pledged Collateral;

2. the Agent shall have the right following prior written notice to the Borrower to vote or consent to take any action with respect to the Pledged Shares and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if the Agent were the absolute owner thereof; and

3. the Agent shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as the Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Agent's rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

C. Distributions to Be Held for Agent. Distribu-tions and other payments which are received by the Borrower but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be (i) held in trust for the benefit of the Agent, (ii) segregated from the other property or funds of the Borrower, and (iii) forthwith paid over or delivered to the Agent in the same form as so received.

D. Certain Other Administrative Matters. At any time and from time to time, the Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights speci-fied in subsection (a)) to the extent permitted by applicable law. The Agent shall have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

E. Appointment of Agent as Attorney-in-Fact. For the purpose of enabling the Agent to exercise its rights under this
Section 5, or otherwise in connection with this Agreement upon the occurrence and during the continuance of an Event of Default or after any acceleration of the Secured Obligations, the Borrower hereby (i) constitutes and appoints the Agent (and any of the Agent's officers, employees or agents designated by the Agent) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of the Borrower, which the Agent may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Agent's rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and
(ii) revokes all previous proxies with regard to the Pledged Collateral and appoints the Agent as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of the Company held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so, and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Banks have any Commitments or the Secured Obliga-tions have not been paid and performed in full. The Borrower hereby ratifies, to the extent permitted by law, all that the Agent shall lawfully and in good faith (in the absence of gross negligence or willful misconduct) do or cause to be done by virtue of and in compliance with this Section 5.

VII. Agent Performance of Borrower Obligations. The Agent may perform or pay any obligation which the Borrower has agreed to perform or pay under or in connection with this Agreement, and the Borrower shall reimburse the Agent on demand for any amounts paid by the Agent pursuant to this Section 6.

VIII. Agent's Duties. Notwithstanding any provision contained in this Agreement, the Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Borrower or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Agent hereunder, the Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

IX.               Remedies.

A. Remedies. Upon the occurrence and during the continuance of any Event of Default or after any acceleration of the Secured Obligations, the Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers' board or elsewhere, by public or private sale, and at such times and on such terms, as the Agent shall determine; provided, however, that the Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Agent. The Borrower hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Borrower set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Agent may provide the Borrower shorter notice or no notice, to the extent permitted by the UCC or other applicable law. The Borrower recognizes that the Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Agent and each of the Banks shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases to the extent permitted by law.

B. Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Pledged Collateral (or any portion thereof) in a special purpose interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Agent for such purpose (as to which the Borrower hereby grants a security interest and which shall constitute part of the Pledged Collateral hereunder) until such time as the Agent may elect to apply such proceeds to the Secured Obligations, and the Borrower agrees that such retention of such proceeds by the Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Pledged Collateral against such amount; or
(iii) otherwise proceed in any manner permitted by applicable law. The Borrower agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Borrower shall not have any right of withdrawal with respect to such funds. Accordingly, the Borrower irrevocably waives until the termination of this Agree-ment in accordance with Section 21 the right to make any withdrawal from the Proceeds Account and the right to instruct the Agent to honor drafts against the Proceeds Account.

C. Application of Proceeds. The cash proceeds actu-ally received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collat-eral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied as determined in the sole discretion of the Agent and the Required Banks. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The Borrower shall remain liable to the Agent, the Issuing Bank and the Banks for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

X.                Registration Rights.

A. Registration of Pledged Collateral. If the Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8, and if the Agent shall determine that it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Borrower shall execute and deliver, and shall cause each relevant Company and the Borrower's and each such Company's respective directors and offi-cers to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things as may, in the view of the Agent, be advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the view of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities and Exchange Commission applicable thereto. The Borrower agrees to comply, and to cause each such Company to comply, with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall designate, and to cause each such Company to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act. The Borrower shall cause to be furnished to the Agent such number of copies as the Agent may request of each preliminary prospectus and prospectus, shall promptly notify the Agent of the happening of any event (upon becoming aware thereof) as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of then existing circumstances and shall cause the Agent to be furnished with such number of copies as the Agent may reasonably request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or correct such omission.

B. No Obligation to Delay Private Sale. The Agent and the Banks shall be under no obligation to delay a private sale of any of the Pledged Collateral (as contemplated by Section 8(a)) for the period of time necessary to permit the issuer thereof to register such Pledged Collateral for public sale under the Securities Act, or under applicable state securi-ties laws, even if such issuer would agree to do so.

C. Further Acts. The Borrower further agrees to do or to use its best efforts to cause to be done all such other acts and things as may be necessary to make any sales of all or any portion of the Pledged Collateral pursuant to subsections (a) or (b) valid and binding and in compliance with any and all applicable laws (including, without limitation, the Exchange
Act), regulations, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities having jurisdiction over any such sale or sales.

D. Equitable Relief. The Borrower acknowledges that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Agent, the Issuing Bank and the Banks, that the Agent, the Issuing Bank and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against the Bor-rower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the provisions of the Credit Agreement.

E. Costs and Expenses. The Borrower shall bear all costs and expenses of carrying out its obligations under this
Section 9.

XI. Certain Waivers. The Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured
Obligations; (ii) any right to require the Agent, the Issuing
Bank or the Banks (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Agent's, the Issuing Bank's or any of the Banks' power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Agent, the Issuing Bank or the Banks arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral

XII. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement. All such notices and com-munications shall be effective as provided in the Credit
Agreement.

XIII. No Waiver; Cumulative Remedies. No failure on the part of the Agent, the Issuing Bank or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent, the Issuing Bank or any Bank.

XIV.              Costs and Expenses; Indemnification; Other Charges.

A. Costs and Expenses. The Borrower agrees to pay on demand:

1. the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Pledged Collateral;

2. all reasonable title, appraisal (including the allocated cost of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with this Agreement or the Pledged
Collateral; and

3. all reasonable out-of-pocket costs and expenses of the Agent, its Affiliates, the Issuing Bank and the Banks, and the reasonable fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interest under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including any and all losses, costs and expenses sustained by the Agent, the Issuing Bank and any Bank as a result of any failure by the Borrower to perform or observe its obligations contained herein.

B. Indemnification. The Borrower hereby agrees to indemnify the Agent, the Issuing Bank and each Bank, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemni-fied Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or dis-bursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder, including caused by, arising out of or by reason of any alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) contemplated by Section 9(a), or any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such liabilities, obligations, losses, claims, damages, penalties, actions, judg-ments, suits, costs, expenses or disbursements are caused by, arise solely out of or by reason of any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Agent or any Bank (including information supplied by the Agent or any Bank) (collectively, the "Indemnified Liabilities"); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Bor-rower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

C. Other Charges. The Borrower agrees to indemnify the Agent, the Issuing Bank and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance or enforcement of this Agreement.

                (d) Interest. Any amounts payable to the Agent, the Issuing Bank or any Bank under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 2.09(c) of the Credit Agreement.

XV. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agent, the Issuing Bank and each Bank and their respective successors and assigns.

XVI. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND
TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY
INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY
PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION
OTHER THAN CALIFORNIA.

XVII. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agree-ment.

XVIII.            Severability.  Whenever possible, each provision
of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.
If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

XIX. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

XX.               Incorporation of Provisions of the Credit Agreement.
 To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XI thereof, such provisions are incorporated herein by this reference.

XXI. No Inconsistent Requirements. The Borrower acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

XXII. Termination. Upon termination of the Commitments of the Banks, surrender of all Letters of Credit and payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations), this Agreement shall terminate and the Agent shall promptly redeliver to the Borrower any of the Pledged Collateral in the Agent's possession and shall execute and deliver to the Borrower such documents and instru-ments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Agent hereunder; provided, however, that the obligations of the Borrower under Sections 9(e) and 13 shall survive such termination.



                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

        THE BORROWER

        CIRRUS LOGIC, INC.


        By:     __________________________
                Title: ___________________


        THE AGENT

        BANK OF AMERICA
        NATIONAL TRUST & SAVINGS
ASSOCIATION, as agent for
itself and the Banks from time
to time party to the Credit
Agreement


        By:     __________________________
                Title: ___________________


        SCHEDULE 1-A
        to the Stock Pledge Agreement


        PLEDGED SHARES OF DOMESTIC SUBSIDIARIES


        1. Common stock of Crystal Semiconductor Corporation being represented by stock certificates in the name of Cirrus Logic
Acquisition Corporation as follows:

                        % of Shares
Certificate No. Certificate Date        No. of Shares   Outstanding

     001          July 25, 1991    1000     100%


        2. Common stock of Pacific Communications Sciences, Inc. being represented by stock certificates in the name of Cirrus
Logic Acquisition Corporation as follows:

                                                       % of Shares
Certificate No. Certificate Date        No. of Shares   Outstanding

      1       December 9, 1992                 1000          100%


        SCHEDULE 1-B
        to the Stock Pledge Agreement

        PLEDGED SHARES OF FOREIGN SUBSIDIARIES


        1. Common stock of Cirrus Logic International, Ltd., being represented by stock certificates as follows:

                                                       % of Shares
Certificate No. Certificate Date        No. of Shares   Outstanding

                                           12,000            66%

        2. Common stock of Cirrus Logic KK being represented by stock certificates as follows:

                                                       % of Shares
Certificate No. Certificate Date        No. of Shares   Outstanding

   001            April 27, 1996            1,320             66%



        EXHIBIT I
        to the Credit Agreement

        FORM OF CERTIFICATE FOR ADDITIONAL SUBSIDIARY BORROWERS


Date: ____________, 199__

To:     Bank of America National Trust and Savings Association
as Agent for the Banks parties to the Multicurrency
Credit Agreement dated as of April 30, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Cirrus Logic, Inc., certain of its Subsidiaries, certain Banks which are signatory thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

        The undersigned, Cirrus Logic, Inc. (the "Company") and
________________________ ("Additional Subsidiary Borrower") refer to the Credit Agreement the terms defined therein being used herein as therein defined, and hereby certify, represent and warrant as follows:

        1. This certificate is delivered pursuant to Section 2.17 of the Credit Agreement.

        2. The Additional Subsidiary Borrower is a Wholly-Owned Subsidiary of the Company. Both the Company and the Additional Subsidiary Borrower request and intend that the Additional Subsidiary Borrower become, upon acceptance by the Agent of this certificate, a "Subsidiary Borrower" for purposes of the Credit
Agreement.

        3.      Each of the representations and warranties set forth in
Article VI of the Credit Agreement is true and correct as applied to the Company and the Additional Subsidiary
Borrower as of this date. There exists no Default or Event of Default.

        4. [The Company is delivering herewith to the Agent in substitution (without novation) of the existing Notes, Notes executed by each of the Borrowers, including the Additional Subsidiary Borrower, payable to each of the Banks.]

        5. The Company hereby ratifies and reaffirms its obligations under the Loan Documents to which it is a party and hereby acknowledges and agrees that henceforth all Obligations of the Additional Subsidiary
Borrower shall be deemed included in the Obligations covered under Section 11.19.

        6. The Additional Subsidiary Borrower hereby acknowledges its irrevocable appointment of the Company as its agent and attorney-in-fact as set forth in the first sentence of Section 2.17 of the Credit Agreement.

        7. By its execution and delivery of this Certificate, the Additional Subsidiary Borrower is intended to be, and shall be, bound by the Credit Agreement, as though a party thereto, and shall be deemed to have executed and delivered to the Agent and each of the Banks an original, executed counterpart of such Credit
Agreement.

        8. The Company and/or the Additional Subsidiary Borrower have delivered or caused to be delivered to the Agent and the Banks such security agreements, guaranties, legal opinions and other documents as the Agent and the Required Banks require in their sole discretion.


                                                Cirrus Logic, Inc.



                                                By:

                                                Title:



                                                [Name of Additional Subsidiary
Borrower]



                                                By:

                                                Title:


Receipt acknowledged:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent



By:

Title:

Date:


        EXHIBIT K
        to the Credit Agreement

        FORM OF SOLVENCY CERTIFICATE


To:     Bank of America National Trust and
        Savings Association as Agent
        Agency Management Services (#5596)
        1455 Market Street, 12th Fl.
        San Francisco, CA  94103
        Attn:  Wendy Young

Ladies and Gentlemen:

                This Certificate is made and delivered pursuant to Sec-tion 5.01(k) of the Multicurrency Credit Agreement dated as of April 30, 1996, (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Cirrus Logic, Inc.
and certain of its Subsidiaries (collectively, "Borrower"), the several financial institutions party to the Credit Agreement (the "Banks"), and Bank of America National Trust and Savings
Association, as Issuing Bank and Agent for the Banks. All capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. For purposes of this Certificate, the "Transactions" means (i) the fulfillment of all conditions to the making of the Loans under the Credit Agreement and the funding of all such Loans, and (ii) the execution and delivery of all Loan Documents, including the Guaranty by Cirrus Logic, Inc., and any other guaranty executed in connection with the Credit Agreement.

                I, _____________, _________________________, of the
[Borrower/Guarantor] ("Company"), do hereby certify on behalf of the Company, and solely in my capacity as officer of the Company, as follows:

                1. In my capacity as a senior financial officer of the Company, I have and will have the responsibility for the management of the financial affairs of the Company. I am fully familiar with the financial statements (the "Financial
Statements") referred to in Section 6.11 of the Credit Agreement.
 I am familiar with the terms and conditions of the financing proposed to be made pursuant to, and I have reviewed, the Credit
Agreement and the other Loan Documents.

                2. I have carefully reviewed the contents of this Certificate, and have conferred with legal counsel for the Company for the purpose of discussing the meaning of its contents.

                3. In reaching the conclusions set forth in this Certificate, I have reviewed and considered, among other things the Financial Statements, and such other financial information I deemed necessary.

                4. In connection with my review of the Financial Statements, I have made such investigations and inquiries as deemed necessary. I have also reviewed and relied on such other reports, information and other data supplied by the Company's personnel responsible for the various operations involved as deemed necessary and who, in my opinion, are reliable and entitled to be relied upon. The statements made herein are made in good faith and to the best of the knowledge of the undersigned.

                5. I believe that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and continue to be reasonable as of the date hereof (it being understood that assumptions and forecasts by necessity involve uncertainty and approximation).

                Based on the foregoing, I have reached the following conclusions:

                (a) As of the Closing Date, before and after giving effect to the Transactions, the Company and its Subsidiaries on a consolidated basis, are Solvent.

                (b) No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay, or defraud either present or future creditors of the Company.

                I understand that the Agent and the Banks are relying on the truth and accuracy of the foregoing in connection with the execution by them of the Credit Agreement and the extensions of credit thereunder.

                IN WITNESS WHEREOF, the undersigned in its capacity as an officer of the Company has signed this Certificate this ____ day of April, 1996.

        [BORROWER/GUARANTOR]


        By:___________________________
        Name:_________________________
        Title:________________________



        EXHIBIT L
        to the Credit Agreement

        FORM OF DEPOSITORY BANK ACKNOWLEDGEMENT

        [LETTERHEAD OF COMPANY]

        [Date]


[NAME OF LOCAL BANK]
[ADDRESS]


Ladies and Gentlemen:

                In connection with a credit agreement dated as of April 30, 1996, between the undersigned [Company Name] (the "Company"),
Bank of America National Trust & Savings Association, a national banking association, as agent (the "Agent"), and the other financial institutions party thereto (the "Banks"), and a security agreement (the "Security Agreement") among the Company, the Agent and the Banks relating thereto, the Company hereby provides you with this notice that the Company has granted to the Agent, for the benefit of the Banks, a security interest in and to, among other things, that certain deposit account maintained by the Company with you bearing the number _______________ and in any account that may hereafter be opened in substitution for or in addition to the foregoing account and in all property and assets held in such account (collectively, the "Account").

                In furtherance of this security grant, upon your receipt of written, facsimile or telephonic notice (which, in the case of telephonic notice, shall be promptly confirmed in writing) from the Agent so directing you at any time, you are hereby authorized and instructed promptly to transmit to the Agent, in immediately available funds, at the office specified in such notice, the amount of funds, if any, then on deposit in or otherwise credited to the Account to the extent so specified in such notice. If so directed in such notice, you shall promptly deliver directly to the Agent at the office specified in such notice all checks, drafts and other instruments for the payment of money without depositing such checks, drafts or other instruments in any account. The Company hereby agrees not to withdraw, or request to withdraw, funds from the Account other than in accordance with the Security Agreement. You agree to give the Agent prompt notice if you shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

                You hereby waive, with respect to all of your existing and future claims against the Company or any affiliate thereof, all existing and future rights of set-off and banker's liens against the Account and all items (and proceeds thereof) that come into your possession in connection with the Account;
provided that you shall retain the right to charge the Account
(a) for all items deposited in and credited to the Account after the date hereof and subsequently returned to you unpaid, and (b) for all reasonable fees and charges with respect to the Account.
 You hereby confirm that you have received no other notice of any grant of a security interest in or lien upon or other similar interest in the Account.

                The Company hereby agrees to pay, indemnify and hold you harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) with respect to the performance of this Depository
Agreement by you or any of your directors, officers, agents or employees, unless arising from your or their own gross negligence or willful misconduct.

                Except to the extent the laws of the State of [__________] govern the Account, this Depository Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of California. Any provision of this Depository Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Depository Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.



                Please indicate your agreement to the foregoing by signing in the space provided below.

                                                Very truly yours,

                                                [COMPANY]

                                                By: _______________________
                                                        Name:
                                                        Title:
Agreed to and acknowledged
as of the date first written
above:

[LOCAL BANK]

By: _______________________
        Name:
        Title:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent



By: _______________________
        Name:
        Title: